UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Definitive Proxy Statement
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Soliciting Material Pursuant to §240.14a-12
WEBTOON Entertainment Inc.
(Name of registrant as specified in its charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2025 Proxy Statement

AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

WEBTOON

Notice of 2025 Annual
Meeting of Stockholders

MEETING DETAILS

Date & Time Wednesday, June 4, 2025, at 3:00 p.m. Pacific Daylight Time	Location Virtually via live webcast by visiting http://www.virtualshare holdermeeting.com/WBTN2025	Record Date April 11, 2025

The 2025 Annual Meeting of stockholders of WEBTOON Entertainment Inc. (“WEBTOON” or the “Company”) will be held virtually on Wednesday, June 4, 2025, at 3:00 p.m. Pacific Daylight Time via live webcast (the “Annual Meeting”).
The webcast is designed to provide stockholders the opportunity to participate virtually to facilitate stockholder attendance and to provide a consistent experience to all stockholders, regardless of location. You will be able to attend the Annual Meeting, vote, and submit questions virtually via live webcast by visiting http://www.virtualshareholdermeeting.com/WBTN2025. To be admitted to the Annual Meeting webcast, you must enter the 16-digit control number found on the proxy card, voter instruction form or notice of internet availability you received. For further information on Annual Meeting logistics, see the section titled “Commonly Asked Questions and Answers About the Annual Meeting.”
The accompanying proxy statement (the “Proxy Statement”) provides information about the matters we will ask you to consider at the Annual Meeting, which are:

1	to elect one nominee identified in the accompanying Proxy Statement to serve as a Class I director until the 2028 annual meeting of stockholders and until her successor is duly elected and qualified;
2	to approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers;
3	to approve, on an advisory, non-binding basis, the frequency of future advisory votes on named executive officer compensation;
4	to ratify the appointment of Samil PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the year ending December 31, 2025; and
5	to transact other business as may properly come before the meeting or any adjournment of the meeting.
Stockholders of record as of the close of business on April 11, 2025, are entitled to vote. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to the date of the Annual Meeting, at 5700 Wilshire Blvd., Suite 220, Los Angeles, California 90036.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2025
The notice of Annual Meeting, the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024 are available on our website at https://ir.webtoon.com. Additionally, you may access our proxy materials at www.ProxyVote.com.

The Notice of Internet Availability of proxy materials is first being delivered to the Company’s stockholders of record on or about April 23, 2025.
Every stockholder vote is important. Even if you plan to attend the Annual Meeting, we encourage you to vote promptly online, by telephone, or, if you received or requested paper copies of your proxy materials, by signing, dating, and returning your proxy card by mail, so that a quorum may be represented at the meeting.
By Order of the Board of Directors,
Maximilian Jo
General Counsel and Corporate Secretary
April 23, 2025

Commonly Asked Questions and Answers About the Annual Meeting

Q: Why did I receive these materials?
The Board of Directors of the Company (the “Board”) is soliciting your proxy to vote at our 2025 Annual Meeting of Stockholders (or at any postponement or adjournment of the meeting, the “Annual Meeting”). Stockholders who own shares of our common stock as of the record date, April 11, 2025 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.
Q: Who will be entitled to vote?
Stockholders who own shares of our common stock as of the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, the Company had 130,173,102 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.
Q: What will I be voting on?
You will be voting on:

1	the election of Nancy Dubuc as a Class I director to serve on the Board until the 2028 Annual Meeting and until her successor is duly elected and qualified;
2	the approval of, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers;
3	the approval of, on an advisory, non-binding basis, the frequency of future advisory votes on named executive officer compensation;
4	the ratification of the appointment of Samil PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the year ending December 1, 2025; and
5	any other business as may properly come before the meeting or any adjournment of the meeting.

2025 Proxy Statement	1

Q: How does the Board recommend I vote on these matters?
The Board recommends you vote:
1.FOR the election of Nancy Dubuc as a Class I director;
2.FOR the approval of, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers;
3.FOR the approval of a frequency of ONE YEAR (annual) for future advisory votes on named executive officer compensation; and
4.FOR the ratification of the appointment of Samil PricewaterhouseCoopers as our independent registered public accounting firm for the year ending December 31, 2025.
Q: How do I cast my vote?
Beneficial Stockholders. If you hold your shares through a broker, trustee, or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.
Registered Stockholders. If you hold shares in your own name, you are a registered stockholder and may vote online during the Annual Meeting. You can also vote by proxy before the Annual Meeting in the following ways:

Internet Via the Internet at www.ProxyVote.com	Phone By phone by calling on a touch-tone telephone toll-free 1-800-690-6903	Mail If you received or requested paper copies of your proxy materials, by signing, dating, and returning your proxy card by mail.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy in advance to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. If you vote during the meeting, your previously submitted proxy will be disregarded. If you have already voted previously, there is no need to vote again at the meeting unless you wish to revoke your proxy and change your vote. For more information, see the question below titled “How may I change or revoke my proxy?”
Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Daylight Time, on Tuesday, June 3, 2025.
Q: Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a notice of internet availability because our Board is soliciting your proxy to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the notice of internet availability or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in our notice of internet availability.
Q: How may I change or revoke my proxy?
Beneficial Stockholders. Beneficial stockholders should contact their broker, trustee or nominee for instructions on how to change or revoke their proxy.

2	2025 Proxy Statement

Registered Stockholders. Registered stockholders may change or revoke a properly executed proxy at any time before its exercise:
1.via the Internet at www.ProxyVote.com;
2.by phone by calling on a touch-tone telephone toll-free 1-800-690-6903;
3.by signing and returning a new proxy card bearing a later date by mail; or
4.by voting online at the Annual Meeting.
Simply attending the Annual Meeting will not, by itself, change your vote or revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
In addition, registered stockholders can revoke a properly executed proxy at any time before it has been exercised by timely delivering to the Corporate Secretary at the Company’s principal executive office a written revocation of the proxy.
Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Daylight Time, on Tuesday, June 3, 2025.
Q: How can I attend and participate in the Annual Meeting?
We will be hosting the Annual Meeting via live webcast only. If you are a stockholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at http://www.virtualshareholdermeeting.com/WBTN2025 and entering your 16-digit control number. This number is included in your notice of internet availability of proxy materials or proxy card.
If you are a stockholder as of the Record Date and have logged in using your 16-digit control number, you may submit questions at any point during the meeting (until the floor is closed to questions) by typing your question into the “Ask a Question” field, and clicking “Submit.” Stockholder questions or comments are welcome, but we will only answer questions pertinent to Annual Meeting matters, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed. Questions or comments that are substantially similar may be grouped and answered together to avoid repetition. The audio broadcast of the Annual Meeting will be archived at http://www.virtualshareholdermeeting.com/WBTN2025 for at least one year.
If you are not a stockholder as of the Record Date or do not log in using your 16-digit control number, you may still log in as a guest and listen to the Annual Meeting, but you will not be able to ask questions or vote at the meeting.
Beneficial stockholders who want to attend should follow the instructions provided by their bank or broker found on their voter instruction form or notice of internet availability.
Q: What are “broker non-votes”?
If your shares are held through a broker and you give the broker instructions, your shares will be voted as you direct. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum and will be able to use their discretionary voting authority to vote your shares on the ratification of Samil PricewaterhouseCoopers as our independent registered public accounting firm for the year ending December 31, 2025. However, the broker will not be able to vote on those matters for which specific authorization is required, such as the election of directors, the advisory approval of named executive officer compensation, or the advisory approval on frequency of future advisory votes on named executive officer compensation without instructions from you, in which case a broker non-vote will occur, and your shares will not be voted on these matters.

2025 Proxy Statement	3

Q: How many shares must be present to transact business at the Annual Meeting?
A quorum of our stockholders must be present at the Annual Meeting for any business to be conducted. Under our Amended and Restated Bylaws (the “Bylaws”), a majority in voting power of our common stock entitled to vote at the meeting, present or represented by proxy, shall constitute a quorum. If you authorize a proxy to vote electronically or telephonically, or you sign and return a paper proxy card, your shares will be counted to determine whether a quorum has been established even if you “withhold” your vote or fail to vote on a particular item of business. Abstentions and “broker non-votes” will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.
If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chair of the Annual Meeting or (ii) the stockholders entitled to vote thereat, present or represented by proxy, by the affirmative vote of a majority in voting power thereof, shall have the power to adjourn the meeting from time to time, until a quorum is present or represented.
Q: What is the voting requirement to approve each of the proposals, and how are the votes counted?
PROPOSAL 1 - ELECTION OF DIRECTORS
A plurality of the votes of the shares of common stock present or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the one nominee receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. You may vote for the one nominee or withhold authority to vote your shares for the one nominee. Withholding authority to vote your shares with respect to the one nominee will have no effect on the election of such nominee. Broker non-votes will have no effect on the election of the nominee.
PROPOSAL 2 - ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
This vote is advisory only and non-binding on the Board. The affirmative vote of the majority of shares of common stock present or represented by proxy at the meeting and entitled to vote thereon is required to approve the proposal. Votes may be cast “for” or “against” the proposal. Stockholders may also abstain from voting. Abstentions will have the same effect as a vote “against” the proposal. Broker non-votes will not be included in the vote totals and therefore will have no effect on the advisory vote on executive compensation.
PROPOSAL 3 - ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY STOCKHOLDER VOTING ON NAMED EXECUTIVE OFFICER COMPENSATION
This vote is advisory only and non-binding on the Board. Stockholders will have the option of selecting a frequency of every year, every two years, or every three years for the advisory vote on executive compensation. The Company will consider the alternative receiving the greatest number of votes as the frequency the stockholders approve. Abstentions and broker non-votes will have no effect on the vote.
PROPOSAL 4 - RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The ratification of the selection of our independent registered public accounting firm requires the affirmative vote of the majority of shares of common stock present or represented by proxy at the meeting and entitled to vote thereon. Votes may be cast “for” or “against” such ratification. Stockholders may also abstain from voting. Votes “for” and “against” this proposal and abstentions will count in the tabulations of votes cast on this proposal. Abstentions will be counted as votes cast on this proposal and will have the same effect as votes “against” this proposal. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares on this proposal even if the broker does not receive voting instructions from you. Therefore, no broker non-votes are expected in connection with this proposal.
Q: When will the results of the vote be announced?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

4	2025 Proxy Statement

Q: What is the deadline for submitting a stockholder proposal or director nomination for the 2026 Annual Meeting?
Stockholder proposals submitted pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s annual meeting of stockholders to be held in 2026, must be received by the Company at our principal executive office at 5700 Wilshire Blvd., Suite 220, Los Angeles, California 90036 no later than the close of business on December 24, 2025. Stockholders wishing to make a director nomination or bring another proposal before the 2026 annual meeting (in each case, other than stockholder proposals in accordance with SEC Rule 14a-8), must provide written notice of such proposal to the Corporate Secretary at the Company’s principal executive office no later than the close of business on March 6, 2026 and not earlier than the close of business on February 4, 2026, assuming the Company does not change the date of the 2026 annual meeting of stockholders by more than 30 days before or 70 days after the anniversary of the Annual Meeting. If so, the Company will release an updated time frame for stockholder proposals. Any stockholder proposal or director nomination must comply with the other provisions of the Company’s Bylaws and be submitted in writing to the Corporate Secretary at the Company’s principal executive office. In addition to satisfying the requirements of the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must also comply with the additional requirements of Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the notice requirements, which such notice must be postmarked or transmitted electronically to the Company at the address stated above for stockholder recommendations no later than April 5, 2026). If the date of the 2026 annual meeting of stockholders is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2026 annual meeting of stockholders or the 10th calendar day following the date on which public announcement of the date of the 2026 annual meeting of stockholders is first made by the Company.

2025 Proxy Statement	5

Board of Directors and Corporate Governance

Our business and affairs are managed under the direction of the Board, which is composed of seven directors. Our amended and restated certificate of incorporation (the “Certificate of Incorporation”) provides that the Board will be divided into three classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the name, class, and age of each director as of April 11, 2025, and other information for each member of the Board:

Name	Class	Age	Director Since	Current Term Expires	Expiration of Term For Which Nominated

Nancy Dubuc	I	56	2024	2025	2028
Namsun Kim	II	46	2024	2026
Jun Masuda	II	47	2024	2026
Isabelle Winkles	II	47	2024	2026
Junkoo Kim	III	47	2024	2027
David J. Lee	III	53	2024	2027
Haejin Lee	III	57	2024	2027

6	2025 Proxy Statement

DIRECTOR SKILLS
Our directors are responsible for overseeing the Company’s business consistent with their fiduciary duties. This significant responsibility requires highly skilled individuals with various qualities, attributes, and professional experiences. We believe the Board is well-rounded, with a balance of relevant perspectives and experience, as illustrated in the following chart.

Skills	Directors

LEADERSHIP	Junkoo Kim Haejin Lee Nancy Dubuc Isabelle Winkles	David J. Lee Jun Masuda Namsun Kim

Experience leading a large organization, resulting in a comprehensive understanding of organizational behavior and processes, strategic planning, risk management and talent development.

STRATEGY	Junkoo Kim Haejin Lee Jun Masuda Nancy Dubuc	David J. Lee Namsun Kim Isabelle Winkles

Experience advising and overseeing strategic development and direction, resulting in a practical ability to identify and develop opportunities for long-term value creation.

FINANCE & ACCOUNTING	David J. Lee Isabelle Winkles	Namsun Kim Nancy Dubuc

Significant experience in positions requiring financial knowledge and analysis, including as chief financial officer and/or in accounting, corporate finance or treasury functions.

INTERNATIONAL BUSINESS	Junkoo Kim Haejin Lee Jun Masuda Nancy Dubuc	David J. Lee Namsun Kim Isabelle Winkles

Leadership position in an organization that operates internationally on a broad basis and/or in certain geographic regions in which the Company operates, leading to a practical understanding of global business cultures and consumer preferences.

CONTENT AND MEDIA INDUSTRY	Junkoo Kim Namsun Kim Nancy Dubuc	Haejin Lee Jun Masuda

Experience and expertise with the content and media industry, resulting in a deep understanding of the associated consumer expectations and industry trends.

TECHNOLOGY	Junkoo Kim Jun Masuda	Haejin Lee Isabelle Winkles

Experience and expertise in the technology field, including related to digital technologies that facilitate the Company’s business objectives, resulting in knowledge of how to anticipate technology trends, understand and manage technology-related risks, and generate innovation and new business models.

SALES AND MARKETING	Junkoo Kim Nancy Dubuc	David J. Lee Isabelle Winkles

Strategic or management experience in marketing and branding of products, and developing strategies to grow market share, build brand awareness, and enhance enterprise reputation.

HUMAN CAPITAL MANAGEMENT	Junkoo Kim Jun Masuda Isabelle Winkles	Haejin Lee Nancy Dubuc

Experience and expertise related to human resource issues such as attracting and retaining talent, succession planning, and employee engagement.

2025 Proxy Statement	7

DIRECTOR NOMINATIONS
The Board’s policy is to encourage selection of directors who will contribute to the Company’s overall corporate goals. The Board and the Nominating and Corporate Governance Committee annually review the experience and characteristics appropriate for Board members and director candidates in light of the Board’s composition at the time, and the skills and expertise needed for effective operation of the Board and its committees. The board does not have a standalone diversity policy. The board seeks director candidates who represent a mix of backgrounds, skills and experiences that will enhance the quality of the board’s deliberations and decisions. As outlined in the Company’s Corporate Governance Guidelines, the director criteria the Board considers, based on the recommendations of the Nominating and Corporate Governance Committee, will include, among others:
•Good reputation and character with high personal and professional ethical standards;
•Maintenance of active professional life to keep in contact with the markets or industries in which the Company is active;
•Background, experience, qualifications and skills relevant for effective oversight of the Company; and
•Capacity to commit time and willingness to carry out duties and responsibilities.
The Board and the Nominating and Corporate Governance Committee employ the same process to evaluate all candidates, including those submitted by stockholders. The Nominating and Corporate Governance Committee may engage third parties to assist in the search for candidates and provide recommendations. Subject to any earlier resignation or removal in accordance with the terms of our Certificate of Incorporation, our Bylaws and the Stockholder Agreements (as defined and discussed below), the term of our Class I director expires at this Annual Meeting, the term of our Class II directors will expire at the annual meeting of stockholders to be held in 2026, and the term of our Class III directors will expire at the annual meeting of stockholders to be held in 2027.
Stockholder Agreements
In connection with the consummation of our initial public offering (“IPO”), we entered into separate stockholder agreements with NAVER Corporation (“NAVER”) and LY Corporation, respectively, dated as of June 25, 2024 (each, a “Stockholder Agreement” and, together, the “Stockholder Agreements”). Pursuant to the Stockholder Agreements, each of NAVER and LY Corporation separately agreed with the Company to vote or cause to be voted, at any of our annual or special meetings of the stockholders or in any action by written consent in lieu of such a meeting, all shares then owned by it in favor of the election of the nominees recommended by the Board for election by our stockholders; provided that such nominees will include NAVER Group Directors or LY Group Directors (as each of these terms is defined in our Certificate of Incorporation), as applicable, pursuant to their separate nomination rights as described below.
In addition, our Certificate of Incorporation and the applicable Stockholder Agreements provide that without limiting the rights of NAVER or LY Corporation, respectively, under the Delaware General Corporation Law (“DGCL”), our Certificate of Incorporation or otherwise, that (i) NAVER shall have the right (but not the obligation) to designate up to a number of individuals for election as directors consistent with sub-clauses (a) and (b) set forth herein, and the Company shall include as nominees for election as directors at each meeting of stockholders of the Company at which directors are to be elected, a number of individuals designated by NAVER that, if elected, will result in NAVER having (a) a number of individuals representing a majority of the total number of directors constituting our entire Board at any time when NAVER beneficially owns, in the aggregate, 50% or more in voting power of our common stock entitled to vote generally in the election of directors, and (b) a number of individuals proportionate to NAVER’s beneficial ownership in voting power of our common stock entitled to vote generally in the election of directors, rounded up to the nearest whole number, at any time when NAVER beneficially owns, in the aggregate, less than 50% but at least 5% in voting power of our common stock entitled to vote generally in the election of directors and (ii) LY Corporation shall have the right (but not the obligation) to designate up to one (1) individual for election as director consistent with sub-clause (ii) herein, and the Company shall include as a nominee for election as director at each meeting of stockholders of the Company at which directors are to be elected, one (1) individual designated by LY Corporation that, if elected, will result in LY Corporation having one (1) individual serving on our Board at any time when LY Corporation beneficially owns, in the aggregate, 20% or more in voting power of our common stock entitled to vote generally in the election of directors.

8	2025 Proxy Statement

Stockholder Recommendations for Director Nominees
The Nominating and Corporate Governance Committee will consider the director candidates recommended by the Company’s stockholders pursuant to the procedures set forth in the Bylaws. For our 2026 annual meeting, nominations may be submitted to 5700 Wilshire Blvd., Suite 220, Los Angeles, California 90036, Attn: General Counsel and Corporate Secretary, and such nominations will then be forwarded to the chairperson of the Nominating and Corporate Governance Committee. Recommendations must be in writing, and we must receive the recommendation no later than the close of business on March 6, 2026 and not earlier than the close of business on February 4, 2026, assuming the Company does not change the date of the 2026 annual meeting of stockholders by more than 30 days before or 70 days after the anniversary of the Annual Meeting. If so, the Company will release an updated time frame for stockholder proposals. Recommendations must also comply with certain other procedural requirements as specified in our Bylaws, and provide certain information specified therein. In addition to satisfying the requirements of the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must also comply with the additional requirements of Rule 14a-19 under the Exchange Act, including the notice requirements, which such notice must be postmarked or transmitted electronically to the Company at the address stated above for stockholder recommendations no later than April 5, 2026). If the date of the 2026 annual meeting of stockholders is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2026 annual meeting of stockholders or the 10th calendar day following the date on which public announcement of the date of the 2026 annual meeting of stockholders is first made by the Company.

2025 Proxy Statement	9

PROPOSAL 1
Election of Directors

Our Board recommends that the nominee below be elected as a member of the Board at the Annual Meeting.

Name	Class	Age	Director Since	Current Term Expires	Expiration of Term For Which Nominated

Nancy Dubuc	I	56	2024	2025	2028
The nominee was recommended for re-election by the Nominating and Corporate Governance Committee for consideration by the Board and our stockholders. If, before the Annual Meeting, the nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.

The Board recommends that you vote “FOR” the director nominee.

DIRECTOR NOMINEE TO SERVE FOR A THREE-YEAR TERM EXPIRING AT THE 2028 ANNUAL MEETING

Nancy Dubuc
Nancy Dubuc has been a member of our Board since May 2024. Ms. Dubuc has served as a member of the board of directors and chair of the Audit Committee and member of Executive Committee of Warner Music Group Corporation since July 2021, and on the board of directors of Flutter Entertainment Plc since April 2021, serving as a member of its Compensation and Human Resources Committee, Risk and Sustainability Committee, Audit Committee, Compensation and Human Resources Committee, and NCG & Remuneration Committee. From May 2018 to February 2023, Ms. Dubuc held the position of Chief Executive Officer of Vice Media, LLC. Ms. Dubuc also served several positions at A&E Television Networks, LLC from November 1993 to April 2018, including her position as President and Chief Executive Officer from 2013 to 2018. Ms. Dubuc’s engagement with the media, digital and publishing industries started earlier in her career, when she served various positions at Lifetime Entertainment Services, Big Rock Productions and WGBH Educational Foundation Inc. Ms. Dubuc received her B.S. in Communication from Boston University in 1991.

We believe that Ms. Dubuc is qualified to serve on our Board based on her more than 25 years of experience in media, digital and publishing industries and her extensive experience in senior leadership with strong expertise in leading financial and operational transformations of global businesses.

10	2025 Proxy Statement

CONTINUING DIRECTORS
Class II Directors (Terms expiring at the 2026 annual meeting)

Namsun Kim
Namsun Kim has served as a member of our Board since May 2024. Mr. Kim has served as President of Investments of NAVER since April 2025, where he oversees global strategic investments, including M&A and a refocused global venture capital investment program. Mr. Kim has also served as the Executive Chairman of Poshmark Inc., a subsidiary of NAVER, since April 2025, overseeing the business operations and strategic decision-making. Previously, Mr. Kim served as NAVER’s Chief Financial Officer from March 2022 to March 2025, during which time he oversaw corporate and business development, M&A and global growth initiatives. Prior to his role as Chief Financial Officer, Mr. Kim joined NAVER in 2020 as Vice President of corporate development and M&A. He also led the finance function for the Company including as our Chief Financial Officer from March 2022 to October 2023. Prior to joining NAVER, Mr. Kim led Private Equity Investments in Korea at Macquarie Group from April 2017 to July 2020, during which time he served on the boards of ADT Korea (c/k/a SK Shieldus, a leading security and dispatch provider) and LG CNS (a leading IT services provider and LG Group affiliate). Between 2012 and 2017, Mr. Kim held several investment banking positions at Morgan Stanley and Lazard across New York, Hong Kong and Seoul. Earlier in his career, Mr. Kim was a corporate attorney at Cravath, Swaine & Moore LLP. Mr. Kim received a Bachelor of Science degree in Materials Science & Engineering from Seoul National University and a Juris Doctor degree from Harvard Law School.

We believe Mr. Kim is qualified to serve on our Board based on his knowledge of our Company, global business experience, financial expertise and experience serving on corporate boards.

Jun Masuda
Jun Masuda has been a member of our Board since October 2020. Mr. Masuda has also served as a member of the board of directors of LINE Digital Frontier Corporation (“LDF”), our subsidiary, since August 2020 and Executive Corporate Officer and Entertainment Company CEO at LY Corporation since October 2023. Previously, Mr. Masuda served as President and Representative Director, Chief Product Officer of Z Entertainment Corporation, formerly a subsidiary of Z Holdings Corporation (“Z Holdings”), between April 2021 and September 2023 and Director and Senior Managing Corporate Officer of Z Holdings between March 2021 to September 2023.

We believe that Mr. Masuda is qualified to serve on our Board based on his knowledge of our Company and leadership experience.

2025 Proxy Statement	11

Isabelle Winkles
Isabelle Winkles has been a member of our Board since April 2024 and has been the Chief Financial Officer of Braze, Inc., a publicly traded platform technology company, since January 2020. Previously, Ms. Winkles was the Vice President, Finance and Chief of Staff to the Chief Financial Officer of Cognizant Technologies Solutions Corp., a professional services company, from April 2018 to January 2020. Ms. Winkles also served in various roles at Morgan Stanley & Co. from July 2000 to April 2018, including as Managing Director from January 2016 to April 2018. During her tenure at Morgan Stanley & Co., Ms. Winkles held a number of operating roles including Head of Financial Planning & Analysis and Treasurer to some of the largest legal entities. Ms. Winkles received her M.B.A. from Harvard University and her B.S. from the Massachusetts Institute of Technology.

We believe that Ms. Winkles is qualified to serve on our Board based on her extensive experience in large scale strategic cross functional initiatives.

Class III Directors (Terms expiring at the 2027 annual meeting)

Junkoo Kim
Junkoo Kim is the founder of our Company and has served as a member of our Board and Chief Executive Officer since September 2016. Mr. Kim is the Chairman of our Board. Mr. Kim also serves as the Chief Executive Officer of NAVER WEBTOON Ltd. (“NAVER WEBTOON”), our wholly-owned subsidiary in Korea, since May 2017. Mr. Kim joined NAVER (then known as Search Solution Corp.) as a developer in 2004 and has over 19 years of experience in comics or digital content. Mr. Kim received his Bachelor of Science in Applied Chemistry from Seoul National University.

We believe that Mr. Kim’s extensive leadership experience, skills and background qualify him to serve as a member of our Board.

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David J. Lee
David J. Lee joined our Company as Chief Financial Officer and Chief Operating Officer in November 2023, has been a member of our Board since April 2024, and oversees global corporate, financial and operations teams of the Company and two of our wholly-owned subsidiaries, Wattpad Corp. and Wattpad WEBTOON Studios Corp. Mr. Lee has over two decades of experience across retail and consumer industries driving business transformation, supply chain optimization, operations and finance. Mr. Lee previously served as (i) President of AppHarvest, Inc., a leading AgTech and sustainable food company building some of the country’s largest indoor farms, leveraging cutting-edge technology, from January 2021 to November 2022 and thereafter served on its board through November 2022, (ii) the Chief Financial Officer and Chief Operating Officer of Impossible Foods Inc. from December 2015 to January 2021 and from December 2015 to March 2019, respectively, where he led the business functions to transform it from a pre-revenue to hyper-growth company with global sales and a comprehensive commercial manufacturing and supply chain capability, and (iii) Chief Financial Officer at Zynga Inc. from April 2014 to December 2015 and was responsible for leading the finance and corporate development teams. Mr. Lee also served as Senior Vice President of Corporate Finance and Strategy for Best Buy Co. Inc. from December 2012 to April 2014, and as Senior Vice President of Consumer Products along with various other roles at Del Monte Foods Inc. from February 2004 to December 2012, where he ran the global food business. Earlier in his career, Mr. Lee (i) worked at Leo Burnett Worldwide, Inc., an advertising company, (ii) helped turn around PG&E during the California Energy Crisis as Director of Strategic Planning, (iii) served as strategy consultant at McKinsey & Company, and (iv) spent time in venture capital investing at EPVC. Mr. Lee has also been serving as founder and board chair of Inevitable Tech, Inc., a private company pioneering technology and plant science, since December 2022 and was its CEO from December 2022 to October 2023. Mr. Lee also has served on the board of directors for Zevia PBC, a public growth beverage company, and Benson Hill, Inc., a publicly traded food technology company, from July 2022 and from January 2021, respectively. Mr. Lee is also a Fellow at the Council of Korean Americans and the Network of Korean American Leaders. Mr. Lee received a Bachelor of Arts in Government from Harvard College and a Master of Business Administration from the University of Chicago.

We believe that Mr. Lee is qualified to serve as a member of our Board, given his extensive experience in the consumer-packaged goods industry, operations and supply chain management, business transformation, financial expertise, including serving as chief financial officer, strategy development, ESG matters, and governance experience, as well as his leadership on public boards.

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Haejin Lee
Haejin Lee has served as a member of our Board since October 2020. Mr. Lee also served as the Global Investment Officer of NAVER from March 2017 until March 2025. Mr. Lee co-founded NAVER in June 1999, served as chair of the board of NAVER from January 2004 until March 2017 and resumed his service as chair of the board again in March 2025. Prior to co-founding NAVER, from February 1992 to June 1999, Mr. Lee served in several roles at Samsung SDS Co., Ltd., an information technology services provider. Mr. Lee received a Bachelor of Science degree in computer science from Seoul National University and a Master of Science in computer science from Korea Advanced Institute of Science and Technology.

We believe that Mr. Lee is qualified to serve on our Board based on his extensive industry expertise and leadership experience.

Our Certificate of Incorporation provides that the Board shall consist of such number of directors as determined from time to time by resolution adopted by the Board; provided that, at any time NAVER beneficially owns, in the aggregate, at least fifty percent (50%) in voting power of the then-outstanding shares of stock of the Company entitled to vote generally in the election of directors, the stockholders may also fix the number of directors by resolution adopted by the stockholders by written consent in lieu of a meeting. Subject to the rights granted to (i) the holders of any one or more series of preferred stock then outstanding, and (ii) NAVER and LY Corporation pursuant to the Stockholder Agreements, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled by a majority of the directors then in office, although less than a quorum, by a sole remaining director or by the stockholders; provided, however, that any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by the stockholders other than NAVER and LY Corporation with respect to the directors designated by them pursuant to Section 6.1(C) of the Certificate of Incorporation, respectively), at any time when NAVER beneficially owns, in the aggregate, less than thirty-five percent (35%) in voting power of our common stock entitled to vote generally in the election of directors. Stockholders will elect directors each year at our annual meeting. The directors of the class to be elected at each annual meeting shall be elected for a three-year term. Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office.
DIRECTOR INDEPENDENCE
For a director to be independent, the Board must determine that such director does not have any direct or indirect material relationship with the Company.
Pursuant to our Corporate Governance Guidelines, the Board has undertaken its annual review of director independence. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Isabelle Winkles and Nancy Dubuc do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Global Select Market (“Nasdaq”). In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

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CONTROLLED COMPANY EXEMPTION
NAVER beneficially owns approximately 61.73% of our total outstanding shares of common stock and voting power for the election of directors. As a result, we are a “controlled company” as defined under the corporate governance rules of Nasdaq. We avail ourselves of the “controlled company” exemption under the rules of Nasdaq, including exemptions from certain of the corporate governance listing requirements. As a controlled company, we currently utilize the exemptions from certain corporate governance requirements under the rules of Nasdaq, including the requirements:
•that a majority of our Board consist of “independent directors,” as defined under the rules of Nasdaq;
•that we have a compensation committee composed entirely of independent directors; and
•that we have a nominations committee composed entirely of independent directors and that director nominees be selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominations committee composed solely of independent directors.
The “controlled company” exemption does not modify the independence requirements for the audit committee, and we comply, and intend to continue complying, with the requirements of the Sarbanes-Oxley Act and the Nasdaq listing standards, which require that our Audit Committee be composed of at least three members and entirely of independent directors within one year from the effective date of our IPO registration statement.
BOARD MEETINGS AND COMMITTEES
In connection with the IPO, our Board authorized the formation of audit, compensation, and nominating and corporate governance committees. The composition, duties and responsibilities of these committees are set forth below. Our Board may from time to time establish certain other committees to facilitate the management of the Company.
We became a public company upon the completion of our IPO in June 2024. In 2024, the Board held four meetings, the Audit Committee held two meetings, the Compensation Committee held one meeting and the Nominating and Corporate Governance Committee held one meeting. Directors are expected to attend the annual meeting of stockholders and all, or substantially all, of the Board meetings and meetings of committees on which they serve. In 2024, all of our directors attended at least 75% of the meetings of the Board and applicable committee meetings during such director’s tenure. The Nasdaq rules require that independent directors have regularly scheduled meetings at which only independent directors are present (“executive sessions”) and that the executive sessions occur at least twice a year. The Company’s independent directors met separately in executive session one time during 2024.
Each of our standing committees has a written charter that is available on our website at https://ir.webtoon.com. The information contained on or accessible through our website is not incorporated by reference into this Proxy Statement or any of our other filings with the SEC or considered to be part of this document.
The table below sets forth the composition of the Board committees:

Board Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Nancy Dubuc	X	X
Junkoo Kim			X (Chairperson)
Namsun Kim	X	X	X
Haejin Lee		X (Chairperson)
Jun Masuda			X
Isabelle Winkles	X (Chairperson)

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Audit Committee
Our Audit Committee consists of Isabelle Winkles, Nancy Dubuc and Namsun Kim, with Isabelle Winkles serving as chairperson. Our Board has affirmatively determined that Isabelle Winkles and Nancy Dubuc meet the independence requirements of Rule 10A-3 under the Exchange Act and the listing standards of Nasdaq. Our Board has determined that each member of the Audit Committee is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and has the requisite financial sophistication as defined under the applicable rules and regulations.
Under Rule 10A-3 of the Exchange Act and the Nasdaq listing rules, our Audit Committee is required to be composed of at least three members, one of whom must be independent upon the listing of our common stock, a majority of whom must be independent within 90 days of listing and each of whom must be independent within one year of listing. We are currently in compliance with the permitted phase-in period under the applicable audit committee rules and have two independent directors on our Audit Committee. Our Board determined that Namsun Kim does not qualify as independent for purposes of serving on the Audit Committee under the applicable rules. We expect to have an Audit Committee composed entirely of directors who are independent for such purposes within one year of listing, as required. We do not believe that the reliance on the phase-in exemption materially adversely affects the ability of the Audit Committee to act independently and to satisfy the other applicable requirements.
The Audit Committee is responsible for, among other matters, (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm, (2) discussing with our independent registered public accounting firm its independence from us, (3) reviewing with our independent registered public accounting firm the matters required to be reviewed by applicable auditing requirements, (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm, (5) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC, (6) reviewing and monitoring our internal controls, disclosure controls and procedures and compliance with legal and regulatory requirements, (7) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, auditing and federal securities law matters and (8) reviewing and approving related person transactions.
Compensation Committee
Our Compensation Committee consists of Haejin Lee, Nancy Dubuc and Namsun Kim, with Haejin Lee serving as chairperson. We rely on the controlled company exemption from the director independence requirements of Nasdaq relating to the composition of the Compensation Committee. Our Board has affirmatively determined that Nancy Dubuc meets the independence requirements under the Exchange Act and the listing standards of Nasdaq applicable to Compensation Committees.
The Compensation Committee is responsible for, among other matters, (1) reviewing executive officer compensation, (2) reviewing and approving or recommending to our Board or the independent directors, as applicable, the compensation of our directors, Chief Executive Officer and other executive officers, (3) reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and other similar arrangements between us and our officers and other key executives, (4) appointing and overseeing any compensation consultants, (5) reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement and (6) administering our equity incentive plans, to the extent such authority is delegated by our Board.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Junkoo Kim, Namsun Kim and Jun Masuda, with Junkoo Kim serving as chairperson. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under current rules and regulations of the SEC and Nasdaq, including Nasdaq’s controlled company exemption.

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The Nominating and Corporate Governance Committee is responsible for, among other matters, (1) identifying individuals qualified to become members of our Board, consistent with the terms of our Certificate of Incorporation, the Stockholder Agreements and criteria approved by our Board, (2) overseeing the organization of our Board to discharge the Board’s duties and responsibilities properly and efficiently, (3) developing and recommending to our Board a set of corporate governance guidelines and principles and (4) reviewing and discussing with management disclosure of the Company’s corporate governance practices.
BOARD LEADERSHIP STRUCTURE
The following section describes the Board leadership structure, the reasons the Board considers this structure to be appropriate at this time, the roles of various positions, and related key governance practices. Our Board believes that the mix of experienced independent directors and directors affiliated with our principal stockholders, NAVER and LY Corporation, that currently make up the Board and the Board committee composition benefit the Company and its stockholders.
Board Leadership
Junkoo Kim currently serves as the Chairman of the Board and Chief Executive Officer. The Board annually elects one of its members as a chairperson of the Board. Both independent and management directors, including the Chief Executive Officer, are eligible for appointment as the chairperson. The Company will appropriately disclose the name of the chairperson and the method by which interested parties may contact members of the Board or the Board as a whole.
The Board conducts an annual assessment of its leadership structure to determine that the leadership structure is the most appropriate for the Company, taking into account the recommendations of the Nominating and Corporate Governance Committee.
The Board believes that it is in the best interests of the Company and its stockholders for Junkoo Kim to serve as both Chairman of the Board and Chief Executive Officer, given his knowledge of the Company, our industry and his strategic vision. Specifically, given the global operations of the Company, we believe the combined role enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees and users, and provides for a single and clear focus for the chain of command. The Company currently does not have a lead independent director.
Independence
Our Board believes it has an effective mix of independent directors and non-independent directors. Our Board includes Haejin Lee and Namsun Kim, two representatives from NAVER, our majority stockholder, and Jun Masuda, a representative from LY Corporation, our significant stockholder. Our Board also includes two independent directors: Isabelle Winkles and Nancy Dubuc. In addition, our Chief Executive Officer, Junkoo Kim, and Chief Financial Officer and Chief Operating Officer, David J. Lee, each serves on the Board, providing valuable insight as an officer of the Company.
INSIDER TRADING AND HEDGING TRANSACTIONS
Our Board has adopted an insider trading policy (“Insider Trading Policy”) to promote compliance with federal, state and foreign securities laws that prohibit certain persons who are aware of material nonpublic information about the Company from trading in Company securities or providing material nonpublic information to other persons who may trade on the basis of that information. Pursuant to our Insider Trading Policy, we also prohibit our employees, directors, officers, and certain family members of such employees, directors and officers, and certain persons and entities controlled or influenced by such employees, directors and officers (such foregoing persons or entities, collectively, the “Restricted Persons”) from engaging in hedging transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Additionally, the Restricted Persons are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

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ROLE OF THE BOARD OF DIRECTORS IN RISK OVERSIGHT
One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for understanding the principal risks associated with the Company’s business on an ongoing basis, and overseeing the key risk decisions of management, which includes comprehending the appropriate balance between risks and rewards. Our Audit Committee, among other things, has the responsibility to review and discuss with management the risks faced by the Company and the policies, guidelines and process by which management assesses and manages the Company’s risks, including the Company’s major financial risk exposure and cybersecurity risks and the steps management has taken to monitor and control such exposures. The Audit Committee also has the responsibility to monitor compliance with legal and regulatory requirements and review with our independent auditors the adequacy and effectiveness of our internal control over financial reporting. Our Nominating and Corporate Governance Committee is responsible for periodically evaluating our corporate governance policies, guidelines and documents in light of the governance risks that we face and the adequacy of our policies and procedures designed to address such risks. Our Compensation Committee has the responsibility to review incentive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss at least annually the relationship between risk management policies and practices and compensation, and evaluate compensation policies and practices that could mitigate risks.
CODE OF BUSINESS CONDUCT AND ETHICS
We adopted a general code of ethics that applies to all of our employees, officers and directors, which is available on our website at https://ir.webtoon.com. We intend to disclose future amendments to certain provisions of our code of ethics, or waivers of certain provisions as they relate to our directors and executive officers, at the same location on our website or otherwise as required by applicable law. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.
CORPORATE GOVERNANCE GUIDELINES
We adopted corporate governance guidelines that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas including Board membership criteria and director qualifications, director responsibilities, Board agenda, roles of the chair of the Board, meetings of the Board, meetings of independent directors, Board member access to management and outside advisors, funding of the Board, director compensation, director onboarding and continuing education, evaluation and compensation of executive officers, and management succession planning. A copy of our corporate governance guidelines is available on our website at https://ir.webtoon.com. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of our executive officers currently serves or has served during our last completed fiscal year as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee.

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COMMUNICATIONS BY STOCKHOLDERS AND OTHER INTERESTED PARTIES WITH THE BOARD
Stockholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:
WEBTOON Entertainment Inc.
5700 Wilshire Blvd., Suite 220
Los Angeles, California 90036
Attention: Board of Directors
c/o General Counsel and Corporate Secretary
Phone: (213) 347-4841
Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

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Executive Officers

Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who currently serve as executive officers of the Company as of April 11, 2025:

Name	Age	Position

Junkoo Kim	47	Chief Executive Officer
David J. Lee	53	Chief Financial Officer, Chief Operating Officer
Yongsoo Kim	39	Chief Strategy Officer, Head of Global WEBTOON
Chankyu Park	50	Chief Technology Officer
Hyeeun Son	47	Chief Design Officer
Hyojung Kim	49	Chief Product Officer
Junkoo Kim - See “Proposal 1 - Election of Directors” for a biography of Mr. Kim.
David J. Lee - See “Proposal 1 - Election of Directors” for a biography of Mr. Lee.
Yongsoo Kim has served as our Chief Strategy Officer since December 2023. Mr. Kim has been concurrently serving as Head of Global WEBTOON, leading global strategic initiatives and WEBTOON’s Rest of the World business to accelerate our organic and inorganic growth and global integration, since August 2024. Mr. Kim joined our Company in November 2022 as Head of Strategy and served in the position until December 2023, leading our company-wide transformation in 2023. Since April 2025, Mr. Kim has also been leading operations of Wattpad WEBTOON Studios Corp., our wholly-owned subsidiary. Prior to joining our Company, Mr. Kim served as Chief Operating Officer at Mars Auto and as Principal at KKR, from January 2022 to October 2022 and from January 2018 to January 2022, respectively. Mr. Kim also served as Project Manager at Tesla from April 2017 to January 2018, and served as Engagement Manager at McKinsey & Company from October 2012 to April 2017. Mr. Kim served as a member of the board of directors at ECORBIT Corp. and TSK Corporation from October 2021 to March 2022 and from December 2020 to October 2021, respectively. Further, Mr. Kim served as an auditor at HD Hyundai Marine Solution Co., Ltd. from June 2021 to January 2022. Mr. Kim received a Bachelor of Business Administration at Yonsei University in 2012.
Chankyu Park was appointed as an executive officer in March 2019, and he has been serving as our Chief Technology Officer since September 2021. When Mr. Park joined NAVER WEBTOON in March 2018, he served as the Leader of W Tech, which was NAVER WEBTOON’s Technical Division for all WEBTOON subsidiaries. Mr. Park continues to oversee each Tech division of WEBTOON’s subsidiaries as Chief Technology Officer. Previously, Mr. Park served as Leader of Digital Contents & Audio Platform of NAVER, from March 2016 to February 2018. Mr. Park received a Bachelor of Science degree in Mathematics from Kwangwoon University.
Hyeeun Son has been serving as our Chief Design Officer since May 2022. Ms. Son also has served as the Head of Design at NAVER WEBTOON, since September 2017, and was appointed as Vice President of NAVER WEBTOON in March 2019. Previously, Ms. Son served as designer at NAVER since 2006. Ms. Son received a Bachelor of Fine Arts in Visual Communication Design from Hongik University.

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Hyojung Kim has served as our Chief Product Officer since October 2022. Previously, Ms. Kim joined NAVER WEBTOON’s S Planning division in April 2019 and then served as the Leader of the division until October 2022. Ms. Kim also served as Product Design & Experience Leader at NAVER from April 2017 to March 2019, as Product Design & Experience UX Designer at NAVER from August 2016 to April 2017, and as Product UX Leader of NAVER from May 2010 to August 2016. Ms. Kim received a Bachelor of Arts in Metalwork from Kookmin University, and a Master of Arts in Visual Design from Hongik University.

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Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS
The purpose of this Compensation Discussion and Analysis is to provide information about the material elements of compensation that are paid, awarded to, or earned by, our named executive officers for fiscal year 2024 (whom we collectively refer to as our “NEOs”), who consist of any individual who served as our principal executive officer during fiscal year 2024, any individual who served as our principal financial officer during fiscal year 2024, and our three most highly compensated executive officers who were serving at the end of fiscal year 2024 other than our principal executive officer and principal financial officer.
For fiscal year 2024, our NEOs and their respective positions were:
•Junkoo Kim, Chief Executive Officer;
•David J. Lee, Chief Financial Officer and Chief Operating Officer;
•Chankyu Park, Chief Technology Officer;
•Yongsoo Kim, Chief Strategy Officer & Head of Global WEBTOON, and
•Hyeeun Son, Chief Design Officer.
COMPENSATION PHILOSOPHY AND OBJECTIVES
We have strived to create an executive compensation program that balances short-term versus long-term payments and awards, cash payments versus equity awards and fixed versus contingent payments and awards, in ways that we believe are most appropriate to motivate our executive officers, including our NEOs.
Our executive compensation program is designed to:
•attract and retain talented and experienced executives in our industry;
•reward executives whose knowledge, skills and performance are critical to our success;
•align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases;
•ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;
•foster a shared commitment among executives by aligning their individual goals with the goals of the executive management team and our Company; and
•compensate our executives in a manner that incentivizes them to manage our business to meet our long-range objectives.
We seek to promote a long-term commitment to the Company by our executive officers. We believe that there is great value to the Company in having a team of experienced managers. Our team-focused culture and management processes are designed to foster retention of our executive officers.
STOCKHOLDER SAY-ON-FREQUENCY AND SAY-ON PAY ADVISORY VOTE
Pursuant to the “Say-on-Frequency Proposal” included in this Proxy Statement, our stockholders will be voting for the first time on the frequency of advisory stockholder votes to approve the compensation of our NEOs.
Pursuant to the “Say-on-Pay Proposal” included in this Proxy Statement, our stockholders will be voting for the first time to approve the compensation of our NEOs.

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We will consider the outcome of the say-on-pay and say-on-frequency advisory votes when making compensation decisions regarding our NEOs.
COMPENSATION BEST PRACTICES

What We Do		What We Do Not Do

✓	Engage an independent compensation consultant	X	Provide excessive severance agreements

✓	Utilize a peer group of companies based on the Company’s industry, size, and other factors to provide a reference point on compensation determinations	X	Provide single-trigger change in control termination benefits in employment agreements

✓	Compensation Committee oversight of executive compensation levels, incentive plan goals and other executive compensation matters	X	Allow directors or officers to hedge Company stock or pledge Company stock as collateral for a loan

✓	Maintain an SEC-compliant clawback policy	X	Provide excessive perquisites to our executives

		X	Utilize compensation practices that involve excessive or unnecessary risk-taking

		X	Allow directors or officers to engage in speculative trading of Company stock

PROCESS FOR DETERMINING EXECUTIVE COMPENSATION
The Compensation Committee was established in connection with our IPO in June 2024. The Compensation Committee has overall responsibility for approving and evaluating the director and executive compensation plans, policies, and programs of the Company (which activities were managed by the Board prior to the IPO). The Compensation Committee uses several different tools and resources in reviewing elements of executive compensation and making compensation decisions, including our independent compensation consultant as noted below. These decisions, however, are not purely formulaic, and the Compensation Committee exercises judgment as appropriate, taking into consideration our financial results, culture, goals, and initiatives and whether each particular compensation element provides an appropriate incentive and reward for performance that sustains and enhances long-term stockholder value. Included in these considerations is an assessment of the NEO’s current total compensation, leadership, integrity, individual performance, prospect for future performance, years of experience, skill set and contributions to our financial results and the creation of stockholder value. Under its charter, the Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Compensation Committee may deem appropriate in its sole discretion, so long as any such committee is comprised entirely of independent directors and has a written charter.
Role of Executive Officers in Compensation Decision
The Compensation Committee considers input from our Chief Executive Officer in making determinations regarding our executive compensation program and the individual compensation of each executive officer, other than our Chief Executive Officer. Our Chief Executive Officer and management team also provide information to the Compensation Committee regarding the Company’s performance for purposes of determining annual cash bonuses and long-term incentive equity awards. The Compensation Committee makes the final determination of NEO compensation. Our Chief Executive Officer makes no recommendations regarding, and does not participate in discussions about, our Chief Executive Officer’s own compensation.

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Role of Independent Consultant
In preparation for the Company’s IPO, the Board retained Compensia, Inc. to provide competitive compensation data and advise on compensation structure and pay determinations for Junkoo Kim and David J. Lee.
The Compensation Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent compensation consultant, in late 2024. In fiscal year 2024, Pearl Meyer assisted the Compensation Committee by providing competitive compensation data to assist in pay determinations for 2025, assessing the design of our short- and long-term incentive programs, providing information on trends in executive compensation and governance, and establishing a compensation peer group. During fiscal year 2024, Pearl Meyer did not provide the Company any additional services.
The Compensation Committee conducted a specific review of its relationship with Pearl Meyer in fiscal year 2024 and determined that Pearl Meyer’s work for the Compensation Committee did not raise any conflicts of interest. Pearl Meyer’s work has conformed to the independence facts and guidance provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC and Nasdaq.
Peer Group
In late 2024, the Compensation Committee reviewed and discussed compensation data for our NEOs to assist in determining 2025 fiscal year compensation as compared to compensation data for similarly-situated executive officers of our peer group companies. Our peer group companies reflect U.S. publicly traded companies in the media/entertainment, gaming and technology industries representing competitors for business, executive talent and investment capital. The peer group companies have revenues and market capitalization comparable to ours.
The following companies comprised our late fiscal year 2024 peer group, which was used for determining fiscal year 2025 compensation:

Late Fiscal Year 2024 Peer Group

Bumble Inc.	Pinterest, Inc.
Fastly, Inc.	Reddit, Inc.
fuboTV Inc.	Roblox Corporation
Grindr Inc.	Squarespace, Inc.
Lionsgate Studios Corp.	Unity Software Inc.
PLAYSTUDIOS, Inc.	Vimeo, Inc.
Playtika Holding Corp.	Ziff Davis, Inc.
ELEMENTS OF COMPENSATION
Our current executive compensation program, which is set by our Compensation Committee, consists of the following components:
•base salary;
•annual cash bonuses linked to our overall performance and individual performance;
•periodic grants of long-term equity-based compensation, such as nonqualified stock options and restricted stock units;
•other executive benefits and perquisites; and
•employment agreements and a severance policy, which contain certain termination and/or change in control benefits.
We combine these elements in order to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of our executive officers and other senior personnel with those of our stockholders.

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Pay Mix
We utilize the elements of compensation listed above because we believe that such elements provide a well-proportioned mix of secure compensation, retention value and at-risk compensation that produces short-term and long-term performance incentives and rewards. By following this approach, we provide our NEOs with a measure of security in the minimum expected level of compensation, while motivating our NEOs to focus on business metrics that will produce a high level of short-term and long-term performance for the Company and long-term wealth creation for each NEO, as well as reducing the risk of recruitment of top executive talent by competitors. Our annual performance-based cash bonus and long-term incentive program likewise provides an appropriate balance between incentivizing short-term and long-term performance.
For our NEOs, the mix of compensation is weighted toward at-risk pay (performance-based annual incentives and service-based long-term equity incentives). Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our NEOs, which is aligned with our stated compensation philosophy of providing compensation commensurate with performance.
Base Salary
The base salary established for each of our NEOs is intended to reflect each individual’s responsibilities, experience, prior performance and other discretionary factors deemed relevant by our Compensation Committee or, prior to the IPO, the Board. Base salary is also designed to provide our NEOs with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our corporate performance. Our Compensation Committee or, prior to the IPO, the Board, determines market level compensation for base salaries based on our NEOs’ experience in the industry with reference to the base salaries of similarly-situated executives located in similar geographies at other companies of similar size and stage of development operating in our industry.
With these principles in mind, the Board established the NEOs’ base salaries for 2024 prior to our IPO, and following our IPO, the Compensation Committee reviewed Junkoo Kim’s base salary for 2024. Generally, the base salaries paid to our NEOs are subject to adjustment from time to time based on the results of annual review by the Compensation Committee. For fiscal year 2024, neither the Board nor the Compensation Committee made any adjustments to the base salaries of our NEOs.
The annualized base salaries paid to our NEOs in fiscal year 2024 are set forth in the chart below.

Named Executive Officer	Fiscal Year 2024 Base Salary(1) ($)

Junkoo Kim	582,041
David J. Lee	500,000
Chankyu Park	217,687
Yongsoo Kim	142,857
Hyeeun Son	142,857
1.Amounts in this column for Junkoo Kim include an annualized base salary of $480,000 in 2024 payable by the Company, and an annualized base salary of 150,000,000 KRW payable by NAVER WEBTOON. Amounts in this column for Chankyu Park include an annualized base salary of 320,000,000 KRW in 2024 payable by the Company. Amounts in this column for Yongsoo Kim include an annualized base salary of 210,000,000 KRW in 2024 payable by the Company. Amounts in this column for Hyeeun Son include an annualized base salary of 210,000,000 KRW in 2024 payable by the Company. Amounts in this column for each NEO were converted to U.S. dollars (USD) from Korean Won (KRW) based on the USD/KRW exchange rate of 1,470.00 on December 31, 2024.
Annual Cash Bonuses
On an annual basis, our NEOs are eligible to receive performance-based cash bonuses, which encourage the NEOs to focus on short-term performance goals that serve as the basis for long-term performance and stockholder value creation and are intended to reward achievement of those goals.

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Each year, the Board – and, following the IPO, the Compensation Committee – establishes annual bonus targets for each NEO expressed as a percentage of their base salary. The following table shows the bonus targets for fiscal year 2024.

Named Executive Officer	Annual Target Bonus ($)(1)

Junkoo Kim(2)	570,000
David J. Lee(3)	500,000
Chankyu Park	130,612
Yongsoo Kim	81,633
Hyeeun Son	81,633
1.Amounts in this column for Chankyu Park, Yongsoo Kim and Hyeeun Son were converted to U.S. dollars (USD) from Korean Won (KRW) based on the USD/KRW exchange rate of 1,470.00 on December 31, 2024.
2.Pursuant to his employment agreement, Junkoo Kim is eligible to earn an annual incentive bonus with a target value of $570,000 and a threshold and maximum value of 50% and 150% of target, respectively.
3.Pursuant to his employment agreement, David J. Lee is eligible to earn a target annual bonus equal to 100% of his base salary for the applicable year, with a guaranteed minimum annual bonus equal to 50% of his base salary for the applicable year.
Consistent with prior years, the Board adopted an annual bonus program design for fiscal year 2024 (the “2024 Annual Bonus”) that was determined based on satisfaction of corporate performance goals (the “Corporate Component”) achievement of pre-determined individual performance objectives (the “Individual Component”), each, as determined in the Compensation Committee’s discretion.
Corporate Component
For the 2024 Annual Bonus, the corporate performance metrics included revenue, “Monetized Users,” Adjusted EBITDA and “Rule of %.” Revenue is determined in accordance with U.S. generally accepted accounting principles (“GAAP”). “Monetized Users” means the number of paying users plus the number of users that engaged with ads. Adjusted EBITDA is used by the Company to measure performance. See Appendix A of this Proxy Statement for a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to the directly comparable GAAP measure. “Rule of %” is a metric used to assess the growth and profitability of fast-growing technology businesses and is the sum of the Company’s year-over-year revenue growth rate (using revenue on a constant currency basis) and Adjusted EBITDA Margin. See Appendix A of this Proxy Statement for definitions of revenue on a constant currency basis, revenue growth on a constant currency basis, Adjusted EBITDA Margin and Rule of % and reconciliations of revenue on a constant currency basis, revenue growth on a constant currency basis, Adjusted EBITDA Margin and Rule of % to the directly comparable GAAP measure. Targets and actual achievement of each metric are set forth below under “—2024 Annual Bonus – Actual Results and Payouts.”
Individual Component
Junkoo Kim’s individual performance is measured based on overall corporate performance, using the same measures used under the Corporate Component, as described above. The individual performance objectives for each other NEO included the following:
•David J. Lee: (i) completion of IPO readiness and listing of the Company’s securities on an exchange and (ii) upgrade of finance and legal functions to be under the GAAP standard.
•Chankyu Park: (i) successful implementation of key projects to improve operational efficiency of LINE Digital Frontier Corporation’s development organization, (ii) strengthen WEBTOON global entities’ technology organization and technology to contribute to KPI attainment, and (iii) minimization of the need for additional technology workforce during business expansion through phantomization and shared modules.

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•Yongsoo Kim: (i) completion of the preparations of the U.S. listing of the Company’s securities on an exchange, (ii) lay the groundwork for the turnaround and growth of the Global WEBTOON business, including in the U.S. market, (iii) drive inorganic growth through investments and acquisitions, (iv) execution of 2024 corporate growth and strategic initiatives, and (v) lead company-wide global integration efforts.
•Hyeeun Son: (i) align design initiatives with platform-level KPIs and provide design support required therefore, (ii) enhance efficiency in growth design using AI technology, (iii) prepare designs alignment and supported user interface updates for key products, and (iv) strengthen leadership within design organization.
2024 Annual Bonus – Actual Results and Payouts
The 2024 Annual Bonuses were paid following a year-end review by the Compensation Committee of the applicable performance criteria.
The Compensation Committee determined that the Company’s achievement of the Corporate Component goals for fiscal year 2024 were as follows:

Metric (in millions, except percentages)	Target	Fiscal Year 2024 Results	% of Target

Revenue	$1,434	$1,349	94%
Monetized Users	19.38 Users	19.91 Users	103%
Adjusted EBITDA(1)	$75	$68	91%
Rule of %(2)	+15%	+18%	120%
1.Adjusted EBITDA is a non-GAAP financial measure. See Appendix A of this Proxy Statement for additional information on non-GAAP financial measures.
2.Rule of % is a non-GAAP financial measure. See Appendix A of this Proxy Statement for additional information on non-GAAP financial measures.
The Compensation Committee considered these corporate results in the context of market conditions, exchange rate fluctuation and other discretionary factors.
The Compensation Committee then considered satisfaction of the qualitative objectives under the Individual Component for each NEO. It was determined that each NEO, other than Yongsoo Kim, achieved an overall payout of 90% of target. The Compensation Committee made an upward adjustment to Yongsoo Kim’s payout to reflect his expanded role and meaningful individual contributions to drive Company performance during fiscal year 2024.
The actual 2024 Annual Bonus payout for each NEO for fiscal year 2024 is reflected in the table below.

Named Executive Officer	Target Annual Bonus Amount(1) ($)	Payout Percentage (%)	Actual Bonus Payout(1) ($)

Junkoo Kim	570,000	90	513,000
David J. Lee	500,000	90	450,000
Chankyu Park	130,612	90	117,551
Yongsoo Kim	81,633	117	95,238
Hyeeun Son	81,633	90	73,469
1.Amounts in this table for Chankyu Park, Yongsoo Kim, and Hyeeun Son were converted to U.S. dollars (USD) from Korean Won (KRW) based on the USD/KRW exchange rate of 1,470 on December 31, 2024.

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Long-Term Equity-Based Compensation
We believe that equity-based compensation is an important component of our executive compensation program and that providing a significant portion of our executive officers’ total compensation package in equity-based compensation aligns the incentives of our executives with the interests of our stockholders and with our long-term corporate success. Additionally, we believe that equity-based compensation awards enable us to attract, motivate, retain and adequately compensate executive talent. We believe equity awards provide executives with a significant long-term interest in our success by rewarding the creation of stockholder value over time.
The Company maintains the 2024 Omnibus Incentive Plan (the “Incentive Plan”). Each of our NEOs is eligible to participate in the Incentive Plan, which provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based awards, other stock-based awards and cash-based awards to employees and other service providers of the Company and its affiliates, including non-employee directors. The Compensation Committee determines the size and vesting terms of all awards made under the Incentive Plan and administers all other aspects of the Incentive Plan.
The Company also maintains the 2020 Stock Option Plan (the “Prior Plan”), the Amended and Restated 2020 Stock Option Plan (the “A&R Prior Plan”), the Second Amended and Restated 2020 Stock Option Plan (the “Second A&R Prior Plan”), and the Third Amended and Restated 2020 Equity Incentive Plan (the “Third A&R Prior Plan” and, collectively with the Prior Plan, the A&R Prior Plan and the Second A&R Prior Plan, the “Prior Plans”) pursuant to which our NEOs were granted incentive equity awards during fiscal year 2024 prior to the Company’s IPO. The Company does not intend to issue any future awards under the Prior Plans.
In determining the amount of long-term equity incentives to award our NEOs for fiscal year 2024, the Board reviewed grant values provided to comparable executives of similarly-situated companies and considered the NEO’s respective role and individual performance. In April and May of 2024, the Board approved awards of restricted stock units and stock options under the Third A&R Prior Plan (collectively, the “2024 Equity Awards”), as detailed in the table below.

Named Executive Officer	Number of Options Granted (#)	Number of RSUs Granted (#)	Grant Value of Award(s)(1) ($)

Junkoo Kim	—	444,444	9,999,990
David J. Lee	—	228,420	5,139,450
Chankyu Park	98,070	103,110	3,207,509
Yongsoo Kim	33,600	103,110	2,624,055
Hyeeun Son	27,000	72,444	1,874,340
1.Amounts in this column were computed in accordance with FASB ASC Topic 718.
The 2024 Equity Awards were granted subject to vesting based on (i) the occurrence of the Company’s IPO and (ii) a service-based vesting schedule, as described below.
The restricted stock unit awards time-vest as follows, in each case, subject to each NEO’s continued employment through the applicable vesting date and the occurrence of the Company’s IPO: (a) for Junkoo Kim, the restricted stock units vested on January 1, 2025; (b) for David J. Lee, the restricted stock units vest in installments equal to 1/12th of the total number of options on the last date of each of the first 12 successive three-month periods following April 12, 2024; and (c) for Chankyu Park, Yongsoo Kim and Hyeeun Son, the restricted stock units vest in installments of 30%, 30% and 40% on the first, second and third anniversary of May 28, 2024.
The stock option awards granted to Chankyu Park, Yongsoo Kim and Hyeeun Son generally time-vest upon each NEO’s continued employment through May 10, 2027.

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OTHER EXECUTIVE BENEFITS AND PERQUISITES
We provide the following benefits to our executive officers on the same basis as other eligible employees, including:
•health insurance;
•vacation, personal holidays and sick days;
•assistance with interest on personal loans and child support payments;
•celebratory gift cards; and
•for David J. Lee, a 401(k) plan with matching contributions.
We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.
Pursuant to his employment agreement, David J. Lee is entitled to reimbursement for all reasonable and necessary commuting expenses for airfare, hotel, and ground transportation between the San Francisco Bay Area and Los Angeles for five days per week from January 1, 2024 to December 31, 2026 (or if earlier, the date of his termination of employment), with the aggregate amount reimbursed not to exceed $50,000 for each six-month period between January 1, 2024 to December 31, 2026.
Each of our NEOs except David J. Lee is entitled to receive an annual cash payment equal to the excess, if any, of the NEO’s business expense budget for the applicable fiscal year over the amount the NEO actually spent in respect of such budget (the “Excess Budget Payment”). Any Excess Budget Payment is paid in January of the fiscal year following the year to which the payment relates, regardless of whether the NEO remains employed through the date of payment. In the event the NEO terminates employment during the applicable fiscal year for any reason other than Cause, the NEO would be entitled to payment of a prorated amount of the Excess Budget Payment as calculated on the date of termination, prorated based on time worked during the applicable fiscal year. Excess Budget Payments for fiscal 2024 were, when aggregated with all other perquisites paid to the applicable NEO, less than $10,000, and are therefore not reported in the Summary Compensation Table.
RISK MANAGEMENT
We believe that the Company’s compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to stockholders. The combination of performance measures for annual bonuses and the equity compensation programs for our NEOs, as well as the multiyear vesting schedules for equity awards, are designed to encourage NEOs to maintain both a short and a long-term view with respect to Company performance.
Clawback Policy
The Compensation Committee adopted a clawback policy that complies with Nasdaq’s clawback listing standards, Section 10D of the Exchange Act and the rules promulgated thereunder (the “Clawback Policy”). In the event that we are required to prepare an accounting restatement of our financial statements due to our material noncompliance with any financial reporting requirement under the securities laws, the Clawback Policy requires that covered executives must reimburse us, or forfeit, any excess incentive-based compensation “received” (as defined in Section 10D of the Exchange Act) by such covered executive during the three completed fiscal years immediately preceding the date on which we are required to prepare the restatement. Executives covered by the Clawback Policy include our current and former executive officers, as determined by the Compensation Committee in accordance with Section 10D of the Exchange Act and the Nasdaq listing standards, and such other senior executives or employees who may from time to time be deemed subject to the Clawback Policy by the Compensation Committee.

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Incentive-based compensation subject to the Clawback Policy includes any compensation that is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure. The amount subject to recovery is the excess of the incentive-based compensation “received” based on the erroneous data over the incentive-based compensation that would have been “received” had it been based on the restated results and is computed without regard to any taxes paid. The Clawback Policy will only apply to incentive-based compensation “received” after the effective date of the listing standards.
The Clawback Policy is available as Exhibit 97.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
AGREEMENTS WITH NAMED EXECUTIVE OFFICERS
We believe that a strong, experienced management team is essential to operating the Company in the best interests of the Company and our stockholders. We recognize that the possibility of a change in control could arise and that such a possibility could result in the departure or distraction of members of the management team to the detriment of the Company and our stockholders. We have entered into employment agreements with Junkoo Kim and David J. Lee and Business Delegation Agreements with all of our NEOs (excluding Mr. Lee) in order to minimize employment security concerns arising in the course of negotiating and completing a significant transaction. For a description of the terms of such employment agreement and such Business Delegation Agreements, please see the section below entitled “—Narrative Description to the Summary Compensation Table and the Grants of Plan-Based Awards Table for the 2024 Fiscal Year.” For a more complete description of our obligations under the employment agreements in the event of a termination of employment or change in control, please see the section below entitled “—Potential Payments Upon Termination or Change in Control.”
Option Awards
In response to Item 402(x)(1) of Regulation S-K, following our IPO, the Company does not intend to grant new awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.
Tax and Accounting Considerations
The Compensation Committee and the Company review and consider the tax, accounting, and securities law implications of our compensation programs.
Section 162(m). When setting executive compensation, we consider many factors, such as attracting and retaining executives and providing appropriate performance incentives. We also consider the after-tax cost to the Company in establishing executive compensation programs, both individually and in the aggregate, but tax deductibility is not our sole consideration. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a federal income tax deduction to public companies for annual compensation over $1 million (per individual) paid to their chief executive officer, chief financial officer and the next three most highly compensated executive officers (as well as certain other officers who were covered employees in years after 2016). The 2017 Tax Act eliminated most of the exceptions from the $1 million deduction limit, except for certain arrangements in place as of November 2, 2017. As a result, compensation payable to our NEOs in excess of $1 million per person in a year will generally not be fully deductible.

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Section 280G. Section 280G of the Code disallows a tax deduction with respect to “excess parachute payments” to certain executive officers of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax penalty on the individual receiving the “excess parachute payment.” A parachute payment is compensation that is linked to or triggered by a change in control and may include, but is not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans or programs and other equity-based compensation. “Excess parachute payments” are parachute payments that exceed a threshold determined under Section 280G of the Code based on an executive officer’s prior compensation. In approving compensation arrangements for our NEOs, the Board considers all elements of the cost to us in connection with providing such compensation, including the potential impact of Section 280G of the Code. However, the Board may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility of Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent. We do not provide for excise tax gross-ups to our executive officers and do not expect to do so in the future.
Section 409A. Section 409A of the Code affects the manner by which deferred compensation opportunities are offered to our employees because Section 409A requires, among other things, that “non-qualified deferred compensation” be structured in a manner that limits employees’ abilities to accelerate or further defer certain kinds of deferred compensation. We intend to operate our existing compensation arrangements that are covered by Section 409A in accordance with the applicable rules thereunder, and we will continue to review and amend our compensation arrangements where necessary to comply with Section 409A. To the extent applicable, our compensation arrangements are structured and interpreted to comply with, or be exempt from, Section 409A and the regulations and other interpretive guidance that may be issued under Section 409A.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on the review and discussions, the Compensation Committee recommended to the Board that this Compensation Discussion and Analysis be included in this Proxy Statement.
Members of the Compensation Committee during fiscal year 2024 include:
Haejin Lee,
Nancy Dubuc, and
Namsun Kim.

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FISCAL YEAR 2024 SUMMARY COMPENSATION TABLE
The following table sets forth certain information with respect to compensation earned by, awarded to or paid to our NEOs for the fiscal years ended December 31, 2024, December 31, 2023, and December 31, 2022.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)

Junkoo Kim Chief Executive Officer	2024	582,041	30,000,000	9,999,990	—	513,000	—	41,095,031
	2023	595,825	159,122	8,906,610	—	684,000	—	10,345,557
	2022	598,961	158,350	—	—	705,000	58,630	1,520,941
David J. Lee Chief Financial Officer and Chief Operating Office	2024	500,000	250,000	5,139,450	—	200,000	42,601	6,132,051
	2023	63,462	600,000	1,446,944	3,325,598	—	—	5,436,004
	2022	—	—	—	—	—	—	—
Chankyu Park Chief Technology Officer	2024	217,687	—	2,319,975	887,534	117,551	—	3,542,747
	2023	247,093	772	—	406,841	146,711	—	801,417
	2022	253,783	—	—	106,242	122,926	—	482,951
Yongsoo Kim Chief Strategy Officer & Head of Global WEBTOON	2024	142,857	—	2,319,975	304,080	95,238	—	2,862,150
	2023	—	—	—	—	—	—	—
	2022	—	—	—	—	—	—	—
Hyeeun Son Chief Design Officer	2024	142,857	—	1,629,990	244,350	73,469	—	2,090,666
	2023	—	—	—	—	—	—	—
	2022	—	—	—	—	—	—	—
1.Amounts in this column for Junkoo Kim include a base salary of $480,000 in 2024 payable by the Company, and a base salary of 150,000,000 KRW payable by NAVER WEBTOON. Amounts in this column for Chankyu Park include a base salary of 320,000,000 KRW. Amounts in this column for Yongsoo Kim include a base salary of 210,000,000 KRW. Amounts in this column for Hyeeun Son include a base salary of 210,000,000 KRW. Amounts in this column for Junkoo Kim (with respect to his NAVER WEBTOON base salary), Chankyu Park, Yongsoo Kim, and Hyeeun Son in 2024 were converted to U.S. dollars (USD) from Korean Won (KRW) based on the USD/KRW exchange rate of 1,470.00 on December 31, 2024.
2.Amount in this column with respect to fiscal year 2024 represents the (a) $30,000,000 IPO bonus paid to Junkoo Kim, and (b) guaranteed portion of David J. Lee’s annual bonus equal to 50% of his base salary.
3.Amounts in this column represent the aggregate grant date fair value of restricted stock units granted to our NEOs in the applicable fiscal year, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in calculating grant date fair value, see Note 11. Stock-Based Compensation in the notes to our audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. See the “2024 Fiscal Year Grants of Plan-Based Awards” and “Outstanding Equity Awards at 2024 Fiscal Year-End” tables below for further details on these grants.
4.Amounts in this column represent the aggregate grant date fair value of option awards granted to our NEOs in the applicable fiscal year, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in calculating grant date fair value, see Note 11. Stock-Based Compensation in the notes to our audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. See the “2024 Fiscal Year Grants of Plan-Based Awards” and “Outstanding Equity Awards at 2024 Fiscal Year-End” tables below for further details on these grants.
5.Amounts in this column represent annual performance-based cash bonuses earned by our NEOs in the applicable fiscal year and paid in the subsequent fiscal year. With respect to David J. Lee, this amount reflects only the portion of the annual bonus that is not guaranteed (i.e., the amount in excess of 50% of his base salary). See the “Compensation Discussion and Analysis – Annual Cash Bonuses” section above and the “2024 Fiscal Year Grants of Plan-Based Awards” table below for further details on these bonuses. Amounts paid to Chankyu Park, Yongsoo Kim and Hyeeun Son were converted to U.S. dollars (USD) from Korean Won (KRW) based on the USD/KRW exchange rate of 1,470.00 on December 31, 2024.
6.Amounts in this column are comprised of, for fiscal year 2024, the following for David J. Lee: $20,688 in reimbursements for commuting costs (which includes flights, but excludes refunds), a $350 gift card, and $21,563 employer match under the Company’s 401(k) plan.

32	2025 Proxy Statement

FISCAL YEAR 2024 GRANTS OF PLAN-BASED AWARDS
The following table sets forth certain information with respect to grants of plan-based awards for the fiscal year ended 2024 with respect to our NEOs.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)

Junkoo Kim	--	285,000	570,000	855,000	--	--	--	--
	5/28/24	--	--	--	444,444	--	--	9,999,990
David J. Lee	--		250,000(5)	--	--	--	--	--
	4/12/24	--	--	--	228,420	--	--	5,139,450
Chankyu Park	--	65,306	130,612	195,918	--	--	--	--
	5/28/24	--	--	--	103,110	--	--	2,319,975
	5/10/24	--	--	--	--	98,070	$22.50	887,534
Yongsoo Kim	--	40,816	81,633	122,449	--	--	--	--
	5/28/24	--	--	--	103,110	--	--	2,319,975
	5/10/24	--	--	--	--	33,600	$22.50	304,080
Hyeeun Son	--	40,816	81,633	122,449	--	--	--	--
	5/28/24	--	--	--	72,444	--	--	1,629,990
	5/10/24	--	--	--	--	27,000	$22.50	244,350
1.Amounts in this column represent annual performance-based cash bonus opportunities granted to our NEOs in fiscal year 2024, as further described in the section above titled “Compensation Discussion and Analysis – Annual Cash Bonuses.” Amounts in this column for Chankyu Park represents a threshold of 96,000,000 KRW, a target of 192,000,000 KRW and a maximum of 288,000,000 KRW. Amounts in this column for Yongsoo Kim represents a threshold of 60,000,000 KRW, a target of 120,000,000 KRW and a maximum of 180,000,000 KRW. Amounts in this column for Hyeeun Son represents a threshold of 60,000,000 KRW, a target of 120,000,000 KRW and a maximum of 180,000,000 KRW. The amounts in this column for Chankyu Park, Yongsoo Park, and Hyeeun Son were converted to U.S. dollars (USD) from Korean Won (KRW) based on the USD/KRW exchange rate of 1,470.00 on December 31, 2024.
2.Amounts in this column represent RSU awards granted to our NEOs in fiscal year 2024 under the Third A&R Prior Plan. For additional information, please see the section below titled “Compensation Discussion and Analysis – Long-Term Incentive Compensation.”
3.Amounts in this column represent Option awards granted to our NEOs in fiscal year 2024 under the Third A&R Prior Plan.
4.Amounts in this column represent the grant date fair value of the option awards granted to our NEOs in fiscal year 2024, as computed in accordance with FASB ASC Topic 718.
5.This amount reflects David J. Lee’s target annual performance-based cash bonus opportunity for fiscal year 2024 and does not include the guaranteed portion of his annual cash bonus equal to 50% of his base salary for fiscal year 2024 (i.e., $250,000).

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NARRATIVE DESCRIPTION TO THE SUMMARY COMPENSATION TABLE AND THE GRANTS OF PLAN-BASED AWARDS TABLE FOR THE 2024 FISCAL YEAR
Employment Agreements
Employment Agreement and Business Delegation Agreement with Junkoo Kim
On November 5, 2024, we entered into an executive employment agreement with Mr. Kim effective retroactively as of January 1, 2024 (the “Kim Employment Agreement”). Pursuant to the Kim Employment Agreement, Mr. Kim serves as our Chief Executive Officer. The Kim Employment Agreement has an indefinite term and will remain in effect until terminated by either party at any time (subject to Mr. Kim providing 90 days’ written notice in the event of his resignation with “good reason” (as defined in the Kim Employment Agreement)). The Kim Employment Agreement also provides for an annual base salary of $480,000 and eligibility to earn an annual incentive bonus with a target value of $570,000 and a threshold and maximum value of 50% and 150% of target, respectively. Additionally, Mr. Kim is subject to standard confidentiality provisions. The Kim Employment Agreement entitles Mr. Kim to certain severance benefits if we terminate Mr. Kim without “cause” or Mr. Kim resigns with “good reason” and enhanced severance benefits if any such termination occurs in connection with a “change in control,” in each case, subject to a release of claims. See “—Potential Payments Upon Termination or Change in Control.”
On November 5, 2024, NAVER WEBTOON entered into a business delegation agreement with Mr. Kim effective retroactively as of January 1, 2024 for a term of one year that expired on December 31, 2024 (the “Kim 2024 Business Delegation Agreement”), pursuant to which Mr. Kim may have resigned at any time, subject to providing written notice of at least one calendar month. Under the Kim 2024 Business Delegation Agreement, Mr. Kim (a) was eligible to receive an annual base salary of 150,000,000 Korean Won for fiscal year 2024 from NAVER WEBTOON and (b) is subject to non-compete and non-interference restrictions during the term and for one year after termination. Upon the expiration of the Kim 2024 Business Delegation Agreement, Mr. Kim and NAVER WEBTOON entered into a new business delegation agreement with a term commencing January 1, 2025 and ending December 31, 2025, in substantially the same form as the Kim 2024 Business Delegation Agreement.
Employment Agreement with David J. Lee
On October 14, 2023, we entered into an executive employment agreement with Mr. Lee, pursuant to which Mr. Lee serves as our Chief Operating Officer and Chief Financial Officer. The term of Mr. Lee’s employment agreement commenced January 1, 2024 and will continue indefinitely until terminated by either Mr. Lee or the Company, which termination may be effected any time for any reason or no reason, provided that Mr. Lee must provide 60 days’ written notice prior to his resignation without “good reason” (as defined in the employment agreement). Under the employment agreement, Mr. Lee (a) is eligible to receive an annual base salary of $500,000, (b) is guaranteed an annual bonus payment equal to at least 50% of his base salary, with eligibility to receive up to 100% of his annual base salary based on achievement of performance criteria, (c) received a $600,000 lump sum cash sign-on bonus that is subject to clawback if Mr. Lee’s employment terminates prior to January 1, 2026 for any reason other than by the Company without “cause” (as defined in the employment agreement) or Mr. Lee’s resignation with “good reason,” (d) received a grant of stock options, which represented 0.5% of the Company’s fully-diluted capital stock on the date of grant and a grant of restricted stock units, which represented 0.06% of the Company’s fully-diluted capital stock on the date of grant, (e) is reimbursed for all reasonable and necessary commuting expenses for airfare, hotel, and ground transportation between the San Francisco Bay Area and Los Angeles for five days per week from January 1, 2024 to December 31, 2026 (or if earlier, the date of his termination of employment), with the aggregate amount reimbursed not to exceed $50,000 for each six-month period between January 1, 2024 to December 31, 2026, and (f) is subject to restrictive covenants including (i) non-competition and non-solicitation of customers during employment, (ii) non-solicitation of employees during employment and for 12 months following the termination of Mr. Lee’s employment, and (iii) perpetual confidentiality, assignment of inventions, and non-disparagement. In addition, Mr. Lee’s executive employment agreement provides for certain severance benefits if we terminate Mr. Lee without “cause” or Mr. Lee resigns with “good reason.” See “—Potential Payments Upon Termination or Change in Control.”

34	2025 Proxy Statement

Business Delegation Agreements with Chankyu Park, Yongsoo Kim and Hyeeun Son
NAVER WEBTOON is party to business delegation agreements effective January 1, 2024 with each of Chankyu Park, Yongsoo Kim and Hyeeun Son for a term of one year that expired on December 31, 2024, pursuant to which the executive may resign at any time, subject to providing written notice of at least one calendar month. Under the business delegation agreements, during the term, Chankyu Park, Yongsoo Kim and Hyeeun Son (a) are entitled an annual base salary of 320,000,000 Korean Won, 210,000,000 Korean Won, and 210,000,000 Korean Won, respectively, (b) are eligible to receive an annual incentive bonus in respect of fiscal year 2024, with the target being equal to 192,000,000 Korean Won for Chankyu Park and 120,000,000 Korean Won for each of Yongsoo Kim and Hyeeun Son and (c) are subject to non-compete and non-interference restrictions during the term and for one year after termination. Effective January 1, 2025, NAVER WEBTOON entered into new business delegation agreements with each of Chankyu Park, Yongsoo Kim and Hyeeun Son, each with a term commencing January 1, 2025 and ending December 31, 2025, in substantially the same form as the respective executive’s prior business delegation agreement (other than ordinary course year-over-year changes to base salary and annual bonus target levels).
IPO Bonus Agreement
Additionally, on May 28, 2024, our board of directors approved a cash bonus of $30,000,000 to Junkoo Kim, payable in July 2024 provided that the closing of the offering had occurred prior to such date, subject to Mr. Kim’s continuous employment with us through such date. This bonus was paid out to Mr. Kim in July 2024.
Long-Term Incentive Compensation
The Named Executive Officers have been granted long-term incentives in the form of restricted stock units (“RSUs”) and options (the “Options”) to purchase our common stock pursuant to the Prior Plans. See “—Long-Term Equity-Based Compensation” for additional details about these awards.
Retirement Benefits
We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan. We currently make available a retirement plan intended to provide benefits under Section 401(k) of the Code, pursuant to which employees, including David J. Lee (but not the other NEOs), can make voluntary pre-tax contributions. We match 100% of elective deferrals up to 7% of compensation. These matching contributions are immediately vested. All contributions under the plan are subject to certain annual dollar limitations, which are periodically adjusted for changes in the cost of living.
Severance Arrangements
Our Named Executive Officers (other than David J. Lee) participate in the NAVER WEBTOON Severance Pay Policy for Executives, which provides for severance pay upon termination of employment as described further below (see “—Potential Payments Upon Termination or Change in Control”).
The Kim Employment Agreement provides Junkoo Kim certain severance benefits if we terminate Mr. Kim pursuant to certain scenarios, including enhanced benefits if any such termination occurs in connection with a “change in control,” as described further below (see “—Potential Payments Upon Termination or Change in Control”).
The executive employment agreement for David J. Lee provides for certain severance benefits if we terminate Mr. Lee pursuant to certain scenarios as described further below (see “—Potential Payments Upon Termination or Change in Control”).

2025 Proxy Statement	35

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END
The following table sets forth certain information with respect to outstanding equity awards held by our NEOs as of December 31, 2024.

		Option Awards(1)					Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Junkoo Kim	5/28/2024	—	—	—	—	—	444,444(2)	6,035,550	—	—
	11/23/2020	3,461,670	—	—	11.04	11/23/2028	—	—	—	—
David J. Lee	4/12/2024	—	—	—	—	—	190,350(3)	2,584,953	—	—
	11/22/2023	—	—	—	—	—	47,442(4)	644,262	—	—
	11/22/2023	197,669	395,340(5)	—	20.34	11/22/2031	—	—	—	—
Chankyu Park	5/28/2024	—	—	—	—	—	103,110(6)	1,400,234	—	—
	5/10/2024	—	98,070(7)	—	22.50	5/10/2032	—	—	—	—
	11/22/2023	—	49,500(8)	—	20.34	11/22/2031	—	—	—	—
	12/26/2022	—	9,000(9)	—	32.30	12/26/2030	—	—	—	—
	10/7/2021	10,140	—	—	13.04	10/7/2029	—	—	—	—
	11/23/2020	37,920	—	—	11.04	11/23/2028	—	—	—	—
Yongsoo Kim	5/28/2024	—	—	—	—	—	103,110(6)	1,400,234	—	—
	5/10/2024	—	33,600(7)	—	22.50	5/10/2032	—	—	—	—
	11/22/2023	—	48,000(8)	—	20.34	11/22/2031	—	—	—	—
	2/28/2023	—	3,000(10)	—	32.30	2/28/2031	—	—	—	—
	12/26/2022	—	12,630(9)	—	32.30	12/26/2030	—	—	—	—
Hyeeun Son	5/28/2024	—	—	—	—	—	72,444(6)	983,790	—	—
	5/10/2024	—	27,000(7)	—	22.50	5/10/2032	—	—	—	—
	11/22/2023	—	30,000(8)	—	20.34	11/22/2031	—	—	—	—
	12/26/2022	—	2,460(9)	—	32.30	12/26/2030	—	—	—	—
	10/7/2021	3,780	—	—	13.04	10/7/2029	—	—	—	—
	11/23/2020	37,920	—	—	11.04	11/23/2028	—	—	—	—
1.Market value of shares reported was calculated based on the closing share price on December 31, 2024 of $13.58.
2.RSUs vested on January 1, 2025.
3.Represents the unvested portion of an award of 228,420 RSUs that vest in installments equal to 1/12th of the total number of RSUs on the last date of each of the first 12 successive three-month periods following April 12, 2024, subject to Mr. Lee’s continuous employment with the Company. The vesting of these RSUs was also contingent upon the closing of an initial public offering or a change in control of the Company, which condition was satisfied in connection with the IPO.

36	2025 Proxy Statement

4.Represents the unvested portion of an award of 71,162 RSUs that vest in installments equal to 1/12th of the total number of RSUs on the last day of each of the first 12 successive three-month periods following November 1, 2023, subject to Mr. Lee’s continuous employment with the Company through each vesting date. The vesting of these RSUs was also contingent upon the closing of an initial public offering or a change in control of the Company, which condition was satisfied in connection with the IPO.
5.Represents the unvested portion of an award of 593,009 Options that vest in installments equal to 1/12th of the total number of options on the last date of each of the first 12 successive three-month periods following November 1, 2023, subject to Mr. Lee’s continuous employment with the Company through each vesting date. The vesting of these Options was also contingent upon the closing of an initial public offering or a change in control of the Company, which condition was satisfied in connection with the IPO.
6.Unvested RSUs to vest in installments of 30%, 30% and 40% on the first, second and third anniversary of May 28, 2024, subject to the NEO’s continuous employment with the Company through each vesting date.
7.Unvested Options to vest in full on May 10, 2027, subject to the NEO’s continued employment through such date. The vesting of these Options was also contingent upon the closing of an initial public offering or a change in control of the Company, which condition was satisfied in connection with the IPO.
8.Unvested Options to vest in full on November 22, 2026, subject to the NEO’s continued employment through such date. The vesting of these Options was also contingent upon the closing of an initial public offering or a change in control of the Company, which condition was satisfied in connection with the IPO.
9.Unvested Options to vest in full on December 26, 2025, subject to the NEO’s continued employment through such date. The vesting of these Options was also contingent upon the closing of an initial public offering or a change in control of the Company, which condition was satisfied in connection with the IPO.
10.Unvested Options to vest in full on February 28, 2026, subject to the NEO’s continued employment through such date. The vesting of these Options was also contingent upon the closing of an initial public offering or a change in control of the Company, which condition was satisfied in connection with the IPO.
STOCK VESTED IN THE 2024 FISCAL YEAR
The following table sets forth certain information with respect to the vesting of stock awards during the fiscal year ended 2024 with respect to our NEOs. No stock options were exercised by our NEOs during fiscal year 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)

Junkoo Kim	438,030	10,074,690
David J. Lee	61,790	1,054,390
Chankyu Park	—	—
Yongsoo Kim	—	—
Hyeeun Son	—	—
1.Represents the gross number of shares of our common stock acquired by the applicable NEO during fiscal year 2024 upon the vesting of such NEO’s applicable stock option award, without reduction for any shares withheld to satisfy applicable tax withholdings.
2.The value realized upon vesting is calculated based on the share price on the date of vesting.

2025 Proxy Statement	37

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Each of our Named Executive Officers except David J. Lee participate in the NAVER WEBTOON Severance Pay Policy for Executives, which provides for severance pay upon termination of employment due to “resignation” or death if the Named Executive Officer has been employed for at least one year at the time of such termination. For purposes of the Severance Pay Policy for Executives, “resignation” includes termination by either the Company or the executive for any reason and expiration of the executive’s term of office. We have the ability to reduce the severance pay in the event that a Named Executive Officer is terminated due to sanctions, for reasons attributable to the employee (such as failure to achieve business goals or lack of competence and leadership), or damage is caused to the Company or the Company’s reputation due to the Named Executive Officer’s intent, gross negligence or immoral conduct. The severance is payable in a lump sum in an amount equal to the product of (a) the sum of the Named Executive Officer’s (i) total base pay and allowances paid by NAVER WEBTOON for the three months prior to the resignation date, divided by three, plus (ii) the annual incentive compensation paid by NAVER WEBTOON for the year prior to the resignation date, divided by 12, multiplied by (b) the number of whole and partial months the Named Executive Officer was employed by the Company, multiplied by (c) two (the “Severance Pay”). For Named Executive Officers (other than David J. Lee) employed less than one year, we provide a severance incentive arrangement that is calculated in the same way as the severance pay mentioned above. In addition, the Company may pay a discretionary additional bonus of up to 50% of the Severance Pay in recognition of any extraordinary contributions of the Named Executive Officer during employment, as determined by the Board for the CEO and by the CEO for all other participating officers. The Severance Pay Policy for Executives does not provide for enhanced severance or benefits in connection with a change in control.
In addition to Junkoo Kim’s entitlements under the Severance Pay Policy for Executives, the Kim Employment Agreement entitles Junkoo Kim to severance benefits if we terminate Mr. Kim without “cause” (which does not include termination due to Mr. Kim’s death or disability) or Mr. Kim resigns with “good reason” (as each of those terms is defined in the Kim Employment Agreement), in each case, subject to Mr. Kim’s execution of a general release. If such qualifying termination does not occur within 12 months following a “change in control” (as defined in the Kim Employment Agreement), Mr. Kim is entitled to receive: (a) a lump sum payment equal to six months of his then-current annual salary under the Kim Employment Agreement, and (b) reimbursement of a portion of the continuation coverage premiums under the Company’s health and welfare benefits for six months following the termination date. If such qualifying termination occurs within 12 months following a “change in control,” Mr. Kim is entitled to receive: (a) a lump sum payment equal to twelve months of his then-current annual salary under the Kim Employment Agreement, (b) reimbursement of a portion of the continuation coverage premiums under the Company’s health and welfare benefits for twelve months following the termination date, (c) a lump sum payment equal to his target annual bonus under the Kim Employment Agreement, prorated for the portion of the fiscal year elapsed as of Mr. Kim’s termination date, and (d) accelerated vesting of 100% of Mr. Kim’s unvested restricted stock units.
The executive employment agreement for David J. Lee provides for the following severance benefits if we terminate Mr. Lee without “cause” (which does not include termination due to Mr. Lee’s “disability”) or Mr. Lee resigns with “good reason” (as each of those terms is defined in Mr. Lee’s executive employment agreement), subject to Mr. Lee’s execution of a release of claims: (a) a lump sum payment equal to twelve months of his then-current annual salary, (b) a lump sum payment equal to his target annual bonus, prorated for the portion of the fiscal year elapsed as of Mr. Lee’s termination date, (c) payment of any earned but unpaid annual bonus on the normal payment date, (d) reimbursement of a portion of the continuation coverage premiums under the Company’s health and welfare benefits for twelve months following the termination date, and (e) if such termination or resignation occurs within 12 months following a “change in control” (as defined in Mr. Lee’s employment agreement), any unvested portion of the restricted stock unit award and stock option award granted to Mr. Lee on November 22, 2023 will fully vest.
For each NEO other than David J. Lee, in the event the NEO terminates employment during the applicable fiscal year for any reason other than “cause,” the NEO would be entitled to payment of a prorated amount of the Excess Budget Payment as calculated on the date of termination, prorated based on time worked during the applicable fiscal year.

38	2025 Proxy Statement

The following table provides information regarding potential payments to our NEOs as of December 31, 2024 in connection with certain termination or change in control events.

Benefits and Payments upon Termination(1)	Termination Due to Death or Disability ($)	Termination by the Company without Cause or by the NEO for Good Reason ($)	Change in Control ($)	Termination by the Company without Cause or by the NEO for Good Reason Following a Change in Control ($)

Junkoo Kim
Cash Severance Payments(2)	139,689	379,689	—	1,189,689
Accelerated Vesting of Equity Awards(3)	—	—	—	6,035,550
COBRA Payments(4)	—	8,417	—	16,834
David J. Lee
Cash Severance Payments(2)	—	1,000,000	—	1,000,000
Accelerated Vesting of Equity Awards(3)	—	—	—	644,262
COBRA Payments(4)	—	26,706	—	26,706
Chankyu Park
Cash Severance Payments(2)	214,966	214,966	—	214,966
Accelerated Vesting of Equity Awards(3)	—	—	—	—
COBRA Payments(4)	—	—	—	—
Yongsoo Kim
Cash Severance Payments(2)	51,984	51,984	—	51,984
Accelerated Vesting of Equity Awards(3)	—	—	—	—
COBRA Payments(4)	—	—	—	—
Hyeeun Son
Cash Severance Payments(2)	141,072	141,072	—	141,072
Accelerated Vesting of Equity Awards(3)	—	—	—	—
COBRA Payments(4)	—	—	—	—
1.Information in this table assumes a termination date of December 31, 2024 and a price per share of our common stock of $13.58 (the closing price of our common stock on December 31, 2024).
2.Represents the aggregate cash severance payments payable to the applicable NEO (calculated based on the base salary and target annual bonus in effect as of December 31, 2024) in accordance with the terms of (a) the NAVER WEBTOON Severance Pay Policy for Executives for each NEO except David J. Lee, (b) for Junkoo Kim, the NAVER WEBTOON Severance Pay Policy and the Kim Employment Agreement, and (c) for David J. Lee, his employment agreement. The amount reported for Chankyu Park includes a payment of $4,710 in respect of his Excess Budget Payment for fiscal 2024.
3.Represents the aggregate value of (a) for Junkoo Kim, acceleration of 444,444 RSUs granted May 28, 2024 and (b) for David J. Lee, acceleration of the restricted stock unit award and stock option award granted to Mr. Lee on November 22, 2023.
4.Represents the aggregate COBRA payments payable to each of Junkoo Kim and David J. Lee pursuant to their respective employment agreements.

2025 Proxy Statement	39

Director Compensation

The Board has adopted a compensation program for our non-employee directors (the “Director Compensation Policy”). The Director Compensation Policy became effective as of June 27, 2024. Pursuant to the Director Compensation Policy, each member of the Board who is not our employee will receive the following cash compensation for board services, as applicable:
•$75,000 per year for service as a board member;
•$25,000 per year for service as chairperson of the Audit Committee, $17,000 per year for service as chairperson of the Compensation Committee, and $12,500 per year for service as chairperson of the Nominating and Corporate Governance Committee; and
•$12,000 per year for service as a member of the Audit Committee, $10,000 per year for service as a member of the Compensation Committee, and $7,500 per year for service as a member of the Nominating and Corporate Governance Committee.
In addition, pursuant to the Director Compensation Policy, our non-employee directors will receive one-time initial grants of restricted stock units in the year of such initial election or appointment, each with a fair market value on the date of grant equal to approximately $450,000 (rounded to the nearest whole number of shares). This equity award will vest in 12 equal quarterly installments over a three-year period, subject to such director’s continuing service on the Board through each applicable vesting date.
Our Director Compensation Policy provides that the equity award shall be granted under, and shall be subject to, the terms and provisions of our 2024 Omnibus Incentive Plan and shall be granted subject to the execution and delivery of award agreements.
DIRECTOR COMPENSATION TABLE
The table below and the narrative in the footnotes provide compensation amounts for our non-employee directors for fiscal year 2024, as well as additional material information in connection with such amounts. For summary information on the provision of the plans and programs, refer to the “Director Compensation” discussion immediately preceding this table. Ms. Winkles and Ms. Dubuc were the only non-employee directors who received compensation for their services to the Board during fiscal 2024.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	Total ($)

Isabelle Winkles	67,569	450,000	517,569
Nancy Dubuc	60,103	450,000	510,103
Haejin Lee	—	—	—
Namsun Kim	—	—	—
Jun Masuda	—	—	—
1.Represents the prorated fees paid to Ms. Winkles and Ms. Dubuc for service provided to the Board in 2024.
2.Represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of restricted stock awards granted to each of Ms. Winkles and Ms. Dubuc upon joining the Board in April, 2024 and May, 2024, respectively. As of December 31, 2024, our non-employee directors (as of such date) held outstanding and unvested stock awards in the following amounts: Ms. Winkles held 18,450 shares of restricted stock; Ms. Dubuc held 16,675 shares of restricted stock; and Mr. Kim held 21,000 stock options.

40	2025 Proxy Statement

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning our variable pay-for-performance philosophy and how we align executive compensation with the Company’s performance, refer to “Executive Compensation—Compensation Discussion and Analysis” above.

					Value of Initial Fixed $100 Investment In:
Year	Summary Compensation Table Total for CEO(1) ($)	Compensation Actually Paid to CEO(1)(2) ($)	Average Summary Compensation Table Total for Non-CEO NEOs(1) ($)	Average Compensation Actually Paid to Non-CEO NEOs(1)(2) ($)	Total Stockholder Return(3) ($)	Peer Group Total Stockholder Return(4) ($)	Net Income (Loss) ($ Millions) ($)	Adjusted EBITDA ($ Millions)(5) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2024	41,095,031	16,571,776	3,656,904	618,648	59.04	126.63	(152.90)	68.00
1.NEOs included in these columns reflect the following individuals:

Year	CEO	Non-CEO NEOs

2024	Junkoo Kim	David J. Lee, Chankyu Park, Yongsoo Kim, Hyeeun Son
2.Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate Compensation Actually Paid consist of:

	2024
	CEO ($)	Average Non-CEO NEOs ($)

Total Compensation from Summary Compensation Table	41,095,031	3,656,904
Adjustments for Equity Awards(a)
Adjustment for grant date values in the Summary Compensation Table	(9,999,990)	(3,211,338)
Year-end fair value of unvested awards granted in the current year	6,035,550	1,781,043
Year-over-year difference of year-end fair values for unvested awards granted in prior years	—	(1,395,498)
Fair values at vest date for awards granted and vested in current year	—	149,282
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	(20,558,815)	(361,745)
Forfeitures during current year equal to prior year-end fair value	—	—
Dividends or dividend equivalents not otherwise included in the total compensation	—	—
Total Adjustments for Equity Awards	(24,523,255)	(3,038,256)
Compensation Actually Paid (as calculated)	16,571,776	618,648
(a)Equity valuation assumptions for calculating Compensation Actually Paid are not materially different from grant date valuation assumptions.
3.    Total Stockholder Return represents the cumulative return on a fixed investment of $100 in the Company’s common stock, for the period beginning on June 27, 2024, the date our common stock commenced regular-way trading on the Nasdaq Exchange, through the end of the fiscal year, assuming reinvestment of dividends.

2025 Proxy Statement	41

4.    Peer Group Total Stockholder Return represents the weighted average return on a fixed investment of $100 in the companies of: Bumble Inc., Fastly, Inc., fuboTV Inc., Grindr Inc., Lions Gate Entertainment Corp., Pinterest, Inc., Playstudios, Inc., Playtika Holding Corp., Roblox Corp, Unity Software Inc., Vimeo, Inc., Ziff Davis, Inc., and Reddit Inc. for the period beginning on June 27, 2024, through the end of the fiscal year, assuming reinvestment of dividends.
5.    Adjusted EBITDA is a non-GAAP financial measure. See Appendix A of this Proxy Statement for additional information on non-GAAP financial measures.
The following three graphs describe the relationship between “compensation actually paid” to the CEO, as calculated in accordance with the SEC rules, and the average of “compensation actually paid” to the NEOs other than the CEO, all as calculated in accordance with SEC rules, and the TSR, net income, and Adjusted EBITDA information presented in the Pay Versus Performance table.

42	2025 Proxy Statement

FINANCIAL PERFORMANCE MEASURES
In our assessment, the most important financial performance measures used to link compensation actually paid to our NEOs in 2024, as calculated in accordance with the SEC rules, to our performance were:
•Adjusted EBITDA
•Revenue
•Profit/EBITDA Margin

2025 Proxy Statement	43

Certain Relationships and Related Party Transactions

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS
Our Audit Committee has primary responsibility for reviewing, approving and overseeing transactions with related parties. Our Audit Committee charter provides that the Audit Committee shall review, approve and oversee related party transactions on an ongoing basis, in accordance with Company policies and procedures, including the formal written policy the Company has adopted that sets forth procedures for review, approval and ratification of such transactions (the “Related Party Transactions Policy”).
The Related Party Transactions Policy provides that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our voting stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed, is a director, general partner or principal or in a similar position, or in which such person has a 10% or greater beneficial ownership interest, is not permitted to enter into a transaction with us without the consent of our Audit Committee, subject to the exceptions described below. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including whether the transaction is on terms no less favorable than terms generally available to an unrelated third party, whether the transaction will be undertaken in the ordinary course of the Company, and the approximate dollar value of the amount involved in the transaction. Our Audit Committee has reviewed and determined that certain transactions shall be deemed to be pre-approved by the Audit Committee, unless specifically determined otherwise by the Audit Committee. Such transactions include certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee or beneficial owner of less than 10% of that company’s shares, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, certain charitable contributions, and certain ordinary course intercompany service agreements and property leases with NAVER or LY Corporation and their respective subsidiaries that were negotiated on an arm’s-length basis.
CERTAIN RELATED PERSONS TRANSACTIONS
The following is a summary of transactions since the beginning of our last fiscal year, and any currently proposed transactions to which we are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described under the sections titled “Executive Compensation” and “Director Compensation.”
Intercompany Services and Property Leases
We entered into certain service agreements with NAVER, LINE Corporation (“LINE”; now succeeded by LY Corporation) and their respective subsidiaries, pursuant to which NAVER, LINE or their subsidiaries have provided certain services to us, including, but not limited to, information technology management, platform development and management, payment service, brand usage and outsourcing service, advertisement platform, management and administrative support service, software research and development service, content management and video production service, user interface development and design, customer support, payment gateway services and platform management services. NAVER or their subsidiaries have also granted us licenses to certain of their intellectual property, including trademarks, domain names and rights to titles. We also provided certain services or licensed the use of our platform or intellectual property to NAVER, LINE or their subsidiaries. We expect to continue to rely on NAVER for the functions and services covered by the services agreements in the future. If

44	2025 Proxy Statement

some or all of the services agreements with NAVER, LINE or their respective subsidiaries are terminated, including, in certain cases, without cause by NAVER, LINE or their respective subsidiaries, we may not be able to bring the services and functions covered thereby in-house and, even if we are able to do so, we may need to continue to rely on third parties for all or part of these functions.
We have leased certain office spaces from NAVER since September 2024. Prior to such lease, we have leased certain other office spaces from NAVER since March 2022. Operating lease expenses from the lease and related lease obligations from the lease were $5.5 million during the year ended December 31, 2024, and the related lease obligations was $10.9 million as of December 31, 2024.
We also subleased certain portions of the premises located at Suite 220 on the second (2nd) floor of 5700 Wilshire Boulevard, Los Angeles, California that we rented from a third-party landlord to NAVER Z USA, INC. and NAVER U.Hub Inc., subsidiaries of NAVER, for a monthly rent of $3,445 per month and $17,786 per month, respectively.
We believe that all such intercompany service agreements and property leases have been entered into in the ordinary course of business and have been conducted on an arm’s-length basis. During the year ended December 31, 2024, we earned revenue of approximately $72.2 million from such agreements with such entities. During the year ended December 31, 2024, we recognized costs of approximately $96.5 million, and expenses of approximately $24.8 million for such services provided by such entities.
Loans
In April 2022, Studio N received a loan of $3.9 million from NAVER, who later assigned the loan to NW Media Contents, Inc., a subsidiary of NAVER, in June 2022 with an original maturity date of April 2023. In March 2023, the maturity date was extended to April 2024. The loan was paid off in April 2024.
In February 2023, NAVER WEBTOON loaned approximately 15 billion Korean Won to NAVER WEBTOON COMPANY Corporation, a subsidiary of NAVER. The loan bore an interest rate of 5.26%. During the three months ended March 31, 2024, the loan was extended for an additional one year with a fixed interest rate of 4.6%. As of December 31, 2024, full principal amount of such loan remained outstanding, and during the year ended December 31, 2024, NAVER WEBTOON recognized interest income of approximately 700 million Korean Won in respect of such loan.
Other Intercompany Transactions
On March 27, 2024, the Board approved the merger between LDF and eBook Initiative Japan Co., Ltd. (“eBIJ”), which became effective on September 1, 2024. Under the applicable corporate laws of Japan, eBIJ was merged into LDF through an absorption-type merger, with LDF as the surviving entity. Prior to this, eBIJ had been receiving reimbursements from Yahoo for certain costs and expenses incurred under its platform service agreement. The reimbursed amounts primarily related to platform service fees, marketing-related expenses, and other outsourcing fees. However, in the fourth quarter of 2023, Yahoo merged with LINE, forming LY Corporation, resulting in these transactions being classified as related party transactions for financial reporting purposes. Following the merger of LDF and eBIJ in September 2024, the recipient of these reimbursements transitioned from eBIJ to LDF.
Directors and Senior Management
Mr. Haejin Lee, who currently serves as a director of our Board, also serves as an executive officer and chair of the board of NAVER.
Mr. Namsun Kim, who currently serves as a director of our Board, also serves as an executive officer of NAVER.
Mr. Jun Masuda, who currently serves as a director of our Board, also serves as an executive officer of LY Corporation and as an outside director of Demae-can Co., Ltd., an affiliate of LY Corporation.

2025 Proxy Statement	45

Issuance of Common Stock
On June 28, 2024, simultaneously with the closing of the IPO, we issued and sold 2,380,952 shares of our common stock to NAVER U.Hub Inc., a wholly-owned subsidiary of NAVER, in a private placement at $21.00 per share and received $50 million in proceeds.
Stockholder Agreements
In connection with the consummation of our IPO, we entered into separate Stockholder Agreements with NAVER and LY Corporation that provides each of them with certain rights with respect to the designation of directors to serve on the Board. See “Board of Directors and Corporate Governance—Stockholder Agreements.”
Registration Rights Agreement
In connection with the consummation of our IPO, we entered into a registration rights agreement with NAVER, LY Corporation and certain other stockholders granting them registration rights. Under the registration rights agreement, we agree to register the sale of shares of our common stock held by NAVER, LY Corporation and certain other stockholders under certain circumstances, and to provide such stockholders with certain customary underwritten offering, block trade and piggyback rights. These registration rights will be subject to certain conditions and limitations. We will generally be obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement is filed or becomes effective.
Limitation of Liability and Indemnification of Officers and Directors
Our Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, each of our directors and officers shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty owed to us or our stockholders. Also, our Bylaws provides that we shall, subject to certain exceptions, indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was our director or officer or, while our director or officer, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such Covered Person. We have entered into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

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Equity Compensation Plan Information

The following table provides certain information with respect to all compensation plans under which our equity securities are authorized for issuance as of December 31, 2024.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights(2)	Weighted average exercise price of outstanding options, warrants and rights(3)	Number of Securities remaining available for future issuance under equity compensation plans(4)

Equity compensation plans approved by security holders(1)	8,381,080	$11.453841	10,818,583
Equity compensation plans not approved by security holders	—	—	—
Total	8,381,080	$11.453841	10,818,583
1.Equity compensation plans approved by stockholders reflects our Prior Plans and Incentive Plan. For more information regarding these plans, see Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 and the copy of the plans that are attached thereto.
2.Consists of 8,381,080 shares of our common stock issuable upon the vesting and exercise of outstanding options under our Prior Plans and Incentive Plan.
3.As of December 31, 2024, the weighted average exercise price per share of our common stock of outstanding options issued under our Prior Plans and Incentive Plan was $11.453841.
4.There remain 10,818,583 shares of our common stock available for future issuance under our Incentive Plan. The number of shares authorized for issuance under the Incentive Plan is subject to an automatic annual increase on January 1 of each calendar year during the period beginning in 2025, and ending and including 2034, equal to the lesser of (i) five percent (5%) of the aggregate number of shares outstanding on December 31 of the immediately preceding calendar year, and (ii) a smaller amount determined by the Board.

2025 Proxy Statement	47

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of April 11, 2025 regarding the beneficial ownership of our common stock by:
•each of our named executive officers;
•each of our directors and director nominees;
•all of our directors and executive officers as a group; and
•each person or group known to us who beneficially owns more than 5% of our outstanding common stock.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. Applicable percentages are based on 130,173,102 shares of common stock outstanding as of April 11, 2025. Common stock subject to restricted stock units or stock options that are currently exercisable or exercisable within 60 days of April 11, 2025 are deemed to be outstanding and beneficially owned by the person holding the restricted stock units or stock options. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person except the percentage ownership of executive officers and directors as a group.
Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent this power may be shared with a spouse. All information with respect to beneficial ownership has been furnished by the respective directors, executive officers, or 5% or more stockholders, as the case may be. Unless otherwise noted, the mailing address of each listed beneficial owner is c/o WEBTOON Entertainment Inc., 5700 Wilshire Blvd., Suite 220, Los Angeles, CA 90036.

	Shares Beneficially Owned
Name of Beneficial Owner	Common Stock	Awards Vested and Vesting Within 60 Days(1)	Total	Percentage Ownership

5% Stockholder
NAVER(2)(3)	80,353,557	—	80,353,557	61.73%
LY Corporation(2)(4)	31,432,480	—	31,432,480	24.15%
FMR LLC(5)	8,034,524	—	8,034,524	6.17%
Directors and Named Executive Officers
Junkoo Kim	510,231	3,461,670	3,971,901	2.97%
David J. Lee	78,227	321,470	399,697	*
Chankyu Park	6,840	78,993	85,833	*
Yongsoo Kim	13,272	33,675	46,947	*
Hyeeun Son	5,472	63,433	68,905	*
Haejin Lee	—	2,832,270	2,832,270	2.13%

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	Shares Beneficially Owned
Name of Beneficial Owner	Common Stock	Awards Vested and Vesting Within 60 Days(1)	Total	Percentage Ownership

Namsun Kim	7,195	—	7,195	*
Jun Masuda	—	—	—	*
Isabelle Winkles	5,535	1,845	7,380	*
Nancy Dubuc	5,002	1,668	6,670	*
All directors and executive officers, as a group (11 individuals)	637,246	6,824,083	7,461,329	5.45%
*Represents beneficial ownership of less than one percent (1%) of our outstanding common stock.
1.Represents the shares underlying options that are exercisable within 60 days of April 11, 2025 and/or shares underlying RSUs that will vest within 60 days of April 11, 2025. These numbers include: Junkoo Kim: 3,461,670 option shares, David J. Lee: 296,504 option shares and 24,966 RSUs, Chankyu Park: 48,060 option shares and 30,933 RSUs, Yongsoo Kim: 33,675 RSUs, Hyeeun Son: 41,700 option shares and 21,733 RSUs, Haejin Lee: 2,832,270 option shares, Isabelle Winkles: 1,845 RSUs, Nancy Dubuc: 1,668 RSUs, and all directors and executive officers as a group: 6,689,264 option shares and 134,819 RSUs.
2.NAVER and LY Corporation are each governed and controlled by a board of directors of more than three members. Each director has one vote, and the approval of a majority or a supermajority is required to approve an action. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by a majority comprised of two or more individuals of a three-member (or greater) board, and a voting and dispositive decision requires the approval of a majority of those individuals, none of the individuals is deemed a beneficial owner of the entity’s securities. Based on the foregoing, no person exercises voting or dispositive control over any of the securities held by NAVER and LY Corporation, as applicable.
3.The address of NAVER is NAVER 1784, 95 Jeongjail-ro, Bundang-gu, Seongnam-si, Gyeonggi-do, Republic of Korea, 13561. Shares beneficially owned includes 2,380,952 shares owned by NAVER U.Hub Inc., a fully owned direct subsidiary of NAVER.
4.The address of LY Corporation is 1-3 Koicho, Chiyoda-ku, Tokyo, Japan, 102-8282.
5.Based solely on a Schedule 13G filed on February 12, 2025 reporting stock ownership as of December 31, 2024. FMR LLC reported that it has sole voting power and sole dispositive power with respect to all of its shares of common stock. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

2025 Proxy Statement	49

PROPOSAL 2
Approval of, on an Advisory, Non-Binding Basis, the Compensation Paid to the Company’s Named Executive Officers

In accordance with Section 14A of the Exchange Act and the related SEC rules promulgated thereunder, we are asking our stockholders to cast a non-binding advisory vote to approve the compensation of our named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.
As described in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement, the primary objectives of our executive compensation program are to: create an executive compensation program that balances short-term versus long-term payments and awards, cash payments versus equity awards and fixed versus contingent payments and awards, in ways that we believe are most appropriate to motivate our executive officers, including our named executive officers. We urge our stockholders to review the “Executive Compensation” section of this Proxy Statement, including the compensation tables and related narrative discussion included therein for more information.
The Compensation Committee and the Board believe that our executive compensation aligns well with our philosophy and with corporate performance. Executive compensation is an important matter for our stockholders. We routinely review our compensation practices and engage in ongoing dialogue with our stockholders to ensure our practices are aligned with stakeholder interests and reflect best practices.
As an advisory vote, the outcome of the vote on this proposal is not binding upon us. However, the Board and Compensation Committee value the opinions expressed by stockholders in their vote on this Proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board recommends that you vote “FOR” approving, on an advisory, non-binding basis, the compensation paid to the company’s named executive officers.

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PROPOSAL 3
Approval of, on an Advisory, Non-Binding Basis, the Frequency of Future Advisory Votes on Named Executive Officer Compensation

In accordance with Section 14A of the Exchange Act and the related SEC rules promulgated thereunder, we are providing our stockholders with the opportunity to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers in the future. Under this proposal, commonly known as a “say-on-frequency” proposal, you may express your view on whether we should hold an advisory “say-on-pay” vote every one, two, or three years, or you may abstain from voting on this proposal.
After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of our named executive officers be held annually. In formulating its recommendation, the Board considered that compensation decisions are made annually and that an annual advisory “say-on-pay” vote will allow stockholders to provide more frequent and direct input on our compensation philosophy, policies and practices.
While the Board believes that its recommendation is appropriate at this time, we are not asking stockholders to approve or disapprove that recommendation, but are instead asking stockholders to indicate their preference, on an advisory basis, as to whether future non-binding stockholder advisory votes on the compensation of our named executive officers should be held every one, two, or three years.
Our Board and Compensation Committee value the opinions of our stockholders in this matter and will take into account the outcome of this vote when making future decisions regarding the frequency of holding future advisory “say-on-pay” votes. However, because this is an advisory vote that is not binding on the Board or the Company, the Board may decide that it is in the best interests of our stockholders that we hold an advisory “say-on-pay” vote more or less frequently than the option preferred by our stockholders.

The Board recommends that you vote for “ONE YEAR” as the frequency of future stockholder advisory votes on named executive officer compensation.

2025 Proxy Statement	51

PROPOSAL 4
Ratification Of Appointment Of Independent Registered Public Accounting Firm

The Audit Committee has appointed Samil PricewaterhouseCoopers as our independent registered public accounting firm for the year ending December 31, 2025. Services provided to the Company and its subsidiaries by Samil PricewaterhouseCoopers for the year ended December 31, 2024 are described below and under “Report of the Audit Committee.”
The Audit Committee approved all services provided by Samil PricewaterhouseCoopers. Representatives of Samil PricewaterhouseCoopers are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.
Ratification of the appointment of Samil PricewaterhouseCoopers requires affirmative votes from the holders of a majority of the shares present at the Annual Meeting and entitled to vote. If the Company’s stockholders do not ratify the appointment of Samil PricewaterhouseCoopers, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Samil PricewaterhouseCoopers as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.

The Audit Committee and the Board recommend that you vote “FOR” the ratification of the appointment of SAMIL PRICEWATERHOUSECOOPERS as the Independent Registered Public Accounting Firm for the year ending December 31, 2025.

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PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table summarizes the aggregate fees for professional audit services and other services rendered by Samil PricewaterhouseCoopers for fiscal years 2024 and 2023:

	2024	2023

Audit Fees(1)	$3,873,497	$2,634,345
Audit-related Fees	—	—
Tax Fees(2)	$140,455	$187,358
All Other Fees(3)	$2,000	—
Total	$4,015,952	$2,821,703
1.“Audit fees” include fees for the audit of our annual financial statements, the review of our Annual Report on Form 10-K for fiscal year 2024, and the review of our quarterly reports on Form 10-Q for the applicable fiscal quarters in 2024, statutory audits required internationally, and consents for and review of registration statements filed with the SEC or other documents issued in connection with securities offerings.
2.“Tax fees” include fees for tax compliance services.
3.“All Other fees” consist of subscription fees to access financial reporting content.
In considering the nature of the services provided by Samil PricewaterhouseCoopers, our independent registered public accounting firm, the Audit Committee determined that such services are compatible with the rules and regulations concerning auditor independence promulgated by the SEC as well as the Public Company Accounting Oversight Board (the “PCAOB”). Samil PricewaterhouseCoopers presented the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB and currently in effect. The Committee received these written disclosures and the letters from Samil PricewaterhouseCoopers required by the applicable requirements of the PCAOB regarding communications concerning independence - including Rule 3524, Audit Committee Pre-approval of Certain Tax Services, and Rule 3526, Communication with Audit Committees Concerning Independence - and discussed with Samil PricewaterhouseCoopers its independence from our Company and management.
The Audit Committee has adopted a policy that requires advance approval of all audit and non-audit services to be performed by the independent registered public accounting firm to assure that the provision of such services does not impair such firm’s independence. This policy generally provides that we will not engage our independent registered public accounting firm to render a service unless the service is specifically approved in advance by the Audit Committee or entered into pursuant to such policy. The term of any pre-approval is twelve (12) months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

2025 Proxy Statement	53

Report of the Audit Committee

The purpose of the Audit Committee is to oversee the accounting and financial reporting process of the Company and the audits of the Company’s financial statements.
The Audit Committee’s principal responsibility is one of oversight. Management of the Company is responsible for preparing the Company’s financial statements, determining that they are complete, accurate, and in accordance with generally accepted accounting principles and establishing satisfactory disclosure controls and internal control over financial reporting. Samil PricewaterhouseCoopers is responsible for auditing the Company’s financial statements and the effectiveness of the Company’s internal control over financial reporting, and reports directly to the Audit Committee. The Company’s internal and outside counsel are responsible for assuring compliance with laws and regulations and the Company’s corporate governance policies.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and the independent auditors the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the completeness and clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent auditors such other matters as are required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), the SEC and Nasdaq.
In addition, the Audit Committee received written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent auditors their independence from the Company and its management. In concluding that the independent auditors are independent, the Audit Committee determined, among other things, that the provision of services during the fiscal year ended December 31, 2024 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year was compatible with maintaining their independence. Consistent with the requirements of the Sarbanes-Oxley Act of 2002, as amended, the Audit Committee has adopted policies to ensure the independence of the independent auditors, such as prior committee approval of non-audit services and required audit partner rotation.
Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their audit, their observations on our internal controls and the overall quality of our financial reporting.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board subsequently approved the recommendation) that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC. The Audit Committee has also appointed Samil PricewaterhouseCoopers as the Company’s independent auditor, subject to stockholder ratification, for the year ending December 31, 2025.
The Audit Committee of the Board of Directors
Isabelle Winkles, Chairperson
Nancy Dubuc
Namsun Kim
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing made by WEBTOON Entertainment Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

54	2025 Proxy Statement

Other Matters

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.
Notice of Internet Availability of Proxy Statement and Annual Report. We distribute proxy materials to many stockholders via the internet under the SEC’s “Notice and Access” rules to reduce production and mailing costs and to help preserve environmental resources. Using this method of distribution, on or about April 23, 2025, we mailed the Notice Regarding the Availability of Proxy Materials that contains basic information about the Annual Meeting and instructions on how to view all proxy materials and vote. If you receive the notice and prefer to receive proxy materials by regular mail or email, follow the instructions in the notice for making this request, and the materials will be sent promptly to you via the preferred method. If you prefer to vote by phone rather than online, the website listed on the notice (www.ProxyVote.com) has instructions for voting by phone.
Householding. We have adopted a procedure approved by the SEC called “householding.” Under the householding procedure, certain stockholders, whether they own registered shares or shares in street name, who have the same address and who receive either notices or paper copies of the proxy materials in the mail will receive only one copy of our proxy materials, or a single notice, for all stockholders at that address, unless one or more of the stockholders at that address has previously notified us that they want to receive separate copies. Regardless of how you own your shares, if you received a single set of proxy materials as a result of householding, and one or more stockholders at your address would like to have separate copies of these materials with respect to the Annual Meeting or in the future, or if you would like to request that only a single set of proxy materials be sent to the household, please contact Broadridge Financial Solutions, Inc., at 1-866-540-7095 and follow the instruction or you may send a written request with your name, the name of your financial institution and your account number at the firm to: Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you revoke your householding election, each primary account holder will be receiving individual copies within 30 days of your revocation.
Cost of Proxy Solicitation. We are paying the expenses of this solicitation. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and we will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means.

2025 Proxy Statement	55

Where to Find Additional Information

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. These filings are also available on our website at https://ir.webtoon.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this Proxy Statement.

56	2025 Proxy Statement

Appendix A:
Non-GAAP Financial Measures

This Proxy Statement includes information on Adjusted EBITDA, Adjusted EBITDA Margin, revenue on a constant currency basis, revenue growth on a constant currency basis and Rule of %, which are non-GAAP financial measures.
We define Adjusted EBITDA as EBITDA with further adjustments to eliminate the effects of loss on equity method investments, effect of applying the valuation method of fair value through profit or loss, impairment of goodwill, non-cash stock-based compensation and certain other non-recurring costs. We define EBITDA as net income (loss) before interest income, interest expense, income tax expense and depreciation and amortization. We believe that Adjusted EBITDA provides useful information to investors regarding our performance, as it removes the impact of certain items that are not representative of our ongoing business, such as certain non-cash charges and variable charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. We define revenue on a constant currency basis as revenue adjusted to remove the impact of foreign currency rate fluctuations and the impact of deconsolidated and transferred operations. We calculate revenue on a constant currency basis in a given period by applying the average currency exchange rates in the comparable period of the prior year to the local currency revenue in the current period. We define revenue growth on a constant currency basis as period-over-period growth rates of revenue, adjusted to remove the impact of foreign currency rate fluctuations and the impact of deconsolidated and transferred operations. We calculate revenue growth (as a percentage) on a constant currency basis by determining the increase in current period revenue over prior period revenue, where current period foreign currency revenue is translated using prior period average currency exchange rates. We define Rule of % as the sum of the year-over-year revenue growth rate on a constant currency basis and Adjusted EBITDA Margin. Adjusted EBITDA, Adjusted EBITDA Margin, revenue on a constant currency basis, revenue growth on a constant currency basis and Rule of % are non-GAAP financial measures and are not intended to be substitutes for any GAAP financial measures. They should be considered in addition to, and not as substitutes for, or in isolation from, measures prepared in accordance with GAAP, such as net income (loss), net income (loss) margin or revenue growth rate.
Using Adjusted EBITDA as a performance measure has material limitations as compared to consolidated net income (loss), or other financial measures as defined under GAAP, as it excludes certain recurring items, which may be meaningful to investors. Adjusted EBITDA excludes interest expense and interest income; however, as we have borrowed money to finance transactions and operations, or invested available cash to generate interest income, interest expense and interest income are elements of our cost structure and can affect our ability to generate revenue and returns for our stockholders. Further, Adjusted EBITDA excludes depreciation and amortization; however, as we use capital and intangible assets to generate revenue, depreciation and amortization are necessary elements of our costs and ability to generate revenue. Finally, Adjusted EBITDA excludes income taxes; however, as we are organized as a corporation, the payment of taxes is a necessary element of our operations. Any measure, including Adjusted EBITDA, that excludes interest expense, depreciation and amortization and income taxes has material limitations as compared to net income. When using Adjusted EBITDA as a performance measure, management compensates for these limitations by comparing Adjusted EBITDA to net loss in each period, to allow for the comparison of the performance of the underlying core operations with the overall performance of the company on a full-cost, after-tax basis.

2025 Proxy Statement	A-1

You are also encouraged to evaluate our calculation of Adjusted EBITDA and Adjusted EBITDA Margin, and the reasons we consider these adjustments appropriate for supplemental analysis. In evaluating this measure, you should be aware that, in the future, we may incur expenses that are the same as or similar to some of the adjustments in our presentation of Adjusted EBITDA. Our presentation of Adjusted EBITDA and Adjusted EBITDA Margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of this measure in the future, and any such modification may be material. Adjusted EBITDA and Adjusted EBITDA Margin have their limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations include:
•Adjusted EBITDA does not include the interest expense and the cash requirements necessary to service interest or principal payments on our debt;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for replacement of assets that are being depreciated or amortized;
•Adjusted EBITDA excludes the impact of charges and receipts resulting from matters we do not find indicative of our ongoing operations; and
•Other companies in our industry may calculate Adjusted EBITDA and Adjusted EBITDA Margin differently than we do.
We believe providing revenue and revenue growth rate on a constant currency basis helps our investors better understand our underlying performance because they exclude the effects of foreign currency volatility and impacts of deconsolidated and transferred operations that are not indicative of our actual results of operations. Adjusting revenue to remove the effects of foreign currency rate fluctuations, deconsolidation, and transfer of operations results in non-GAAP measures that management uses to help make informed decisions by removing the volatility caused by foreign currency rate fluctuations and the impact of deconsolidated and transferred operations, allowing us to assess whether the business is fundamentally healthy and growing. Additionally, these metrics support management in efficiently allocating resources and determining priorities by providing a basis for evaluating the competitiveness and growth potential of the business itself. It is for these reasons that management believes these non-GAAP metrics add value, but they have their limitations as analytical tools for not reflecting all the amounts associated with our results of operations as determined in accordance with GAAP, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.
Rule of % is a non-GAAP measure that management uses to understand our underlying performance and help make informed decisions. As Rule of % is calculated based on other non-GAAP measures such as Adjusted EBITDA Margin and revenue growth rate on a constant currency basis, there can be no assurance that we will not modify the presentation of this measure in the future. Rule of % has its limitations as an analytical tool based on the limitations of Adjusted EBITDA Margin and revenue growth rate on a constant currency basis, and you should not consider it in isolation or as substitute for analysis of our results as reported under GAAP.

A-2	2025 Proxy Statement

The following table presents a reconciliation of net loss to Adjusted EBITDA and net loss margin to Adjusted EBITDA Margin for the period presented.

(in thousands of USD, except percentage)	Year Ended December 31, 2024

Net Loss	$(152,912)
Plus (minus):
Interest income	(15,820)
Interest expense	45
Income tax expense	3,604
Depreciation and amortization	40,074
EBITDA	$(125,009)
Impairment losses on goodwill(1)	69,743
Stock-based compensation expense(2)	82,321
Loss on fair value instruments, net(3)	(2,263)
Restructuring and IPO-related costs(4)	42,050
Loss on equity method investments, net(5)	1,123
Adjusted EBITDA	$67,965
Net loss margin	(11.3)%
Adjusted EBITDA Margin	5.0%
1.Represents impairment losses on goodwill for Wattpad Corp., Wattpad WEBTOON Studios Corp, Munpia Inc. and Jakga Company Inc.
2.Represents non-cash stock-based compensation expense related to the Company’s equity incentive plan and stock-based compensation plans of NAVER Corp., Munpia Inc. and LOCUS Inc.
3.Represents unrealized net loss of financial assets measured at fair value through profit or loss, which include the Company’s equity investments in entities including NAVER Z Co., Ltd., Contents First Inc. and Clova Games Inc.
4.Represents non-recurring expenses that we do not consider representative of the operating performance of the business. Other costs are comprised of the following expenses associated with (i) financial advisory fees, (ii) consulting fees, (iii) severance fees and (iv) office relocation fee.
5.Represents our proportionate share of recognized losses associated with our investments accounted for using the equity method.

The following table presents a reconciliation of revenue to revenue on a constant currency basis for each of the periods presented.

	Year Ended December 31,
(in thousands of USD, except percentage)	2024	2023	Change

Total Revenue	$1,348,478	$1,282,748	5.1%
Effects of deconsolidated and transferred operations	(147)	(12,406)	(98.8)%
Effects of foreign currency rate fluctuations	86,861	—	N/A
Revenue on a Constant Currency Basis	$1,435,192	$1,270,342	13.0%

2025 Proxy Statement	A-3

The following table presents a reconciliation of revenue growth rate to Rule of % for the period presented.

Year Ended December 31, 2024

Revenue growth rate (from the Year Ended December 31, 2023 to the Year Ended December 31, 2024)	5.1%
Revenue growth rate on a constant currency basis (from the Year Ended December 31, 2023 to the Year Ended December 31, 2024)	13.0%
Plus (minus):
Adjusted EBITDA Margin	5.0%
Rule of %	18.0%

A-4	2025 Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 3, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WBTN2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 3, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V71827-P26213 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WEBTOON ENTERTAINMENT INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Director

Nominee:	**For**	**Withhold**
1a. Nancy Dubuc (Class I)	☐	☐

	For	**Against**	**Abstain**
2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	**2 Years**	**3 Years**	**Abstain**
3. Approval, on an advisory basis, of the frequency of future advisory votes on named executive officer compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your full title as such. When signing as joint owners, all owners must sign. If a signer is a corporation, please sign in full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of 2025 Annual Meeting of Stockholders, Proxy Statement and Annual Report are available at www.proxyvote.com.

V71828-P26213

WEBTOON ENTERTAINMENT INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 4, 2025 AT 3:00 P.M., PACIFIC DAYLIGHT TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Junkoo Kim, David J. Lee and Maximilian Jo, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of WEBTOON ENTERTAINMENT INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 p.m., Pacific Daylight Time, on June 4, 2025, at www.virtualshareholdermeeting.com/WBTN2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If not otherwise specified, the shares represented by this proxy card will be voted in accordance with the recommendation of the Board of Directors and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.

Continued and to be signed on reverse side